                            STOCK PURCHASE AGREEMENT


                                TABLE OF CONTENTS


ARTICLE I.........................................................................................................1
         1.1      The Closing.....................................................................................1
         1.2      Acquisition.....................................................................................1
         1.3      Purchase Price..................................................................................2
         1.4      Procedure at the Closing........................................................................2
         1.5      Adjustments at Closing..........................................................................3
                  1.5(a)   Establishment of Target Net Asset Statement and Overall Accounting Principles,
                           Policies and Procedures................................................................3
                  1.5(b)   Seller's Calculation of Pre-Closing Estimate of Net Assets.............................3
                  1.5(c)   Review of Seller's Estimate............................................................3
         1.6      Post-Closing Adjustments........................................................................4
                  1.6(a)   Seller's Initial Calculation...........................................................4
                  1.6(b)   Schwarzkopf's Review of Seller's Statement.............................................5
                  1.6(c)   Post-Closing Price Adjustments.........................................................5
                  1.6(d)   Disagreements Concerning Audited Closing Balance Sheet and Audited Closing Net Asset
                           Statement..............................................................................6

ARTICLE II: REPRESENTATIONS AND WARRANTIES OF SCHWARZKOPF.........................................................6
         2.1      Corporate Status................................................................................6
         2.2      Corporate Power and Authority...................................................................7
         2.3      Enforceability..................................................................................7
         2.4      No Violation....................................................................................7
         2.5      No Commissions..................................................................................7
         2.6      Accuracy of Information Furnished...............................................................7

ARTICLE III: REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED ENTITY AND SELLER.....................................8
         3.1      Corporate Status................................................................................8
         3.2      Power and Authority.............................................................................8
         3.3      Enforceability..................................................................................8
         3.4      Capitalization..................................................................................8
         3.5      Shareholders of the Acquired Entity.............................................................9
         3.6      No Violation....................................................................................9
         3.7      Records of the Acquired Entity.................................................................10
         3.8      Financial Reports..............................................................................10
         3.9      No Changes.....................................................................................10
         3.10     Accounts Receivable............................................................................12
         3.11     Inventory......................................................................................13
         3.12     Liabilities....................................................................................13
         3.13     Litigation.....................................................................................13
         3.14     Environmental Matters.  .......................................................................15
         3.15     Real Estate....................................................................................17
         3.16     Business; Good Title to and Condition of Assets................................................19
         3.17     Compliance with Laws; Governmental Authorizations..............................................19
         3.18     Labor and Employment Matters...................................................................21
         3.19     Employee Benefit Plans.........................................................................22
                  (a)      Definitions...........................................................................22
                  (b)      Employee Benefit Plans................................................................23
                  (c)      Compliance with Law...................................................................24
                  (d)      Welfare Plans. .......................................................................27
                  (e)      Controlled Group Liability............................................................27
                  (f)      Other Liabilities.....................................................................28


                                       i




                  (g)      Cooperation With Schwarzkopf..........................................................28
         3.20     Tax Matters.      .............................................................................28
         3.21     Insurance......................................................................................31
         3.22     Adequacy of the Assets: Affiliated Transactions.  .............................................31
         3.23     Intellectual Property..........................................................................31
         3.24     Contracts......................................................................................32
         3.25     Accuracy of Information Furnished..............................................................33
         3.26     Certain Payments...............................................................................33
         3.27     No Commissions.................................................................................34
         3.28     Customer List..................................................................................34
         3.29     Negotiated Discounts Regarding Accounts Payable................................................34

ARTICLE IV: CONDUCT OF BUSINESS PENDING THE CLOSING..............................................................34
         4.1      Conduct of Business by the Acquired Entity Pending the Closing.................................35

ARTICLE V: ADDITIONAL AGREEMENTS.................................................................................37
         5.1      Further Assurances.............................................................................37
         5.2      Compliance with Covenants......................................................................37
         5.3      Cooperation....................................................................................37
         5.4      Access to Information..........................................................................37
         5.5      Notification of Certain Matters................................................................37
         5.6      Confidentiality; Publicity.....................................................................37
         5.7      No Other Discussions...........................................................................38
         5.8      Restrictive Covenants.  .......................................................................38
                  (a)      Seller................................................................................38
                  (b)      Schwarzkopf...........................................................................39
                  (c)      Non Applicability of Restrictions and Termination of Restrictions.....................40
         5.9      Shareholder and Director Vote.  ...............................................................41
         5.10     Due Diligence Review...........................................................................41
         5.11     Certain Tax Matters.  .........................................................................41
         5.12     Zhou Litigation.  .............................................................................41
         5.13     Sales Tax Escrow.  ............................................................................42
         5.14    San Diego Water Pollution Escrow................................................................43

ARTICLE VI: CONDITIONS TO THE OBLIGATIONS OF SCHWARZKOPF.........................................................43
         6.1      Accuracy of Representations and Warranties and Compliance with Obligations.  ..................43
         6.2      No Material Adverse Change or Destruction of Property..........................................43
         6.3      Corporate Certificate..........................................................................43
         6.4      Consents.  ....................................................................................44
         6.5      Securities Laws................................................................................44
         6.6      No Adverse Litigation..........................................................................44
         6.7      Completion of Due Diligence....................................................................44
         6.8      Contract with Frank Polese.....................................................................44
         6.9      Opinion of Counsel.............................................................................44
         6.10     Minute Books...................................................................................45
         6.11     Approvals.  ...................................................................................45
         6.12     Release Regarding Obligations to Frank Polese..................................................45

ARTICLE VII: CONDITIONS TO THE OBLIGATIONS OF THE ACQUIRED ENTITY AND THE SELLER.................................45
         7.1      Accuracy of Representations and Warranties and Compliance with Obligations. ...................45
         7.2      No Order or Injunction.........................................................................45
         7.3      Opinion of Counsel.............................................................................45

ARTICLE VIII: INDEMNIFICATION....................................................................................45
         8.1      Agreement by the Seller for Indemnification....................................................46
         8.2      Survival of Representations and Warranties.....................................................46
         8.3      Remedies Cumulative; Waiver. ..................................................................47
         8.4      Defense of Third Party Claims..................................................................47
         8.5      Cooperation In Transfer of Obligations.  ......................................................47


                                       ii



ARTICLE IX: DEFINITIONS..........................................................................................48
         9.1      Defined Terms..................................................................................48
         9.2      Other Definitional Provisions..................................................................53

ARTICLE X: TERMINATION, AMENDMENT AND WAIVER.....................................................................54
         10.1     Termination....................................................................................54
         10.2     Effect of Termination..........................................................................54

ARTICLE XI: GENERAL PROVISIONS...................................................................................54
         11.1     Notices........................................................................................54
         11.2     Entire Agreement...............................................................................56
         11.3     Expenses.......................................................................................56
         11.4     Amendment: Waiver..............................................................................56
         11.5     Binding Effect: Assignment.....................................................................56
         11.6     Counterparts...................................................................................56
         11.7     Interpretation.................................................................................56
         11.8     Governing Law: Interpretation..................................................................57
         11.9     Jurisdiction...................................................................................57
         11.10    Arm's Length Negotiations......................................................................57

Schedule 1.5(a)(i): Target Net Asset Statement...................................................................59

Schedule 1.5(a)(ii):  Basis of presentation for the Balance Sheet................................................61

Schedule 1.5(b): Policies and Procedures to Calculate Target Net Asset Statement, Estimated Closing Net Asset
         Statement and Audited Closing Net Asset Statement.......................................................63

Schedule 1.6(c):  ESCROW AGREEMENT...............................................................................67

         This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into effective as of January 16, 2003 by and among (i) Schwarzkopf Technologies Corporation, a Maryland corporation ("Schwarzkopf"); (ii) POLESE COMPANY, INC., a California corporation (the "Acquired Entity"); and (iii) SEMX CORPORATION, a Delaware corporation, the sole shareholder of the Acquired Entity (the "Seller").

                                    RECITALS

         A. Seller is presently the owner of 100% of the issued and outstanding shares of the capital stock of the Acquired Entity as represented by stock certificates No. 2.

         B. Seller desires to sell all of its shares of stock of the Acquired Entity ("Purchased Shares") and Schwarzkopf desires to purchase the Purchased Shares from Seller as a means of acquiring the Acquired Entity and its businesses, rights and properties ("Business").

         C. Schwarzkopf has determined that it is in the best interests of its shareholders for Schwarzkopf to acquire all of the stock of the Acquired Entity from the Seller as provided herein in order to effectuate the acquisition of the business of the Acquired Entity.


                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                   ACQUISITION; RELATED TRANSACTIONS; CLOSING

         1.1 THE CLOSING Subject to the terms and conditions of this Agreement, the consummation of the Acquisition (as defined below) and the other transactions contemplated hereby shall take place upon execution of this Agreement or as promptly as practicable thereafter but in any event no later than January 15, 2003, subject to the provisions of Section 1.5(c) of this Agreement and/or the parties' mutual agreement to an adjournment. The Closing will take place at the offices of Tillinghast Licht Perkins Smith & Cohen, LLP, in Providence, Rhode Island, or such other place and time as the parties may otherwise agree (the "Closing"), and the date of Closing is referred to herein as the "Closing Date."

         1.2 ACQUISITION. At Closing on the Closing Date, and upon all of the terms and subject to all of the conditions of this Agreement, Seller shall sell, assign, convey, transfer and deliver to Schwarzkopf, and Schwarzkopf shall purchase for the Consideration set forth in Section 1.3 below, all of the Seller's right, title and interest, legal and equitable, in and to the Purchased Shares, free and clear of any and all claims, liens or encumbrances of third parties.

         1.3 PURCHASE PRICE. For purposes of this Agreement, "Consideration" means cash in the amount of Four Million Six Hundred Twenty Five Thousand and no/100 Dollars ($4,625,000), subject to the adjustments in Sections 1.5 and 1.6 of this Agreement.

         1.4 PROCEDURE AT THE CLOSING..At the Closing, the parties agree that the following shall occur:

                  (a) The Acquired Entity and the Seller shall have satisfied each of the conditions set forth in Article VI and shall deliver to Schwarzkopf the documents, certificates, opinions and consents required by Article VI.

                  (b) Seller shall transfer to Schwarzkopf appropriate stock assignments separate from certificate, representing the Purchased Shares of the Acquired Entity being purchased hereunder.

                  (c) Schwarzkopf shall deliver to Seller or its designee, by wire transfer or certified check as designated upon reasonable notice by Seller, cash in the amount of Three Million Three Hundred Twelve Thousand and no/100 Dollars ($3,312,000.00), subject to the adjustments set forth at Section 1.5 below.

                  (d) Schwarzkopf shall place Five Hundred Thirty Two Thousand Dollars ($532,000) into escrow subject to adjustment as provided in Section 1.5 of this Agreement to be held and released as provided in Section 1.6 of this Agreement and the Escrow Agreement attached as Schedule 1.6(c) hereto. This amount will be referred to below as the "Escrow Fund." The Escrow Fund is calculated as the sum of three amounts:

                           1. The Auditor's Adjustment Amount of $250,000, which is placed in escrow to pay for adjustments in the purchase price resulting from accounting changes resulting from the Post-Closing Audit;

                           2. The Sales Tax Escrow Amount of $250,000, which is calculated to account for a potential liability due to California Sales Tax, as provided for in Section 5.13 below;

                           3. The San Diego Water Pollution Escrow Amount of $32,000, which is calculated to account for a potential liability in connection with water pollution Notices of Violation issued by the City of San Diego Metropolitan Wastewater District, as provided for in
                                    Section 5.14 below. 1.

         1.5 ADJUSTMENTS AT CLOSING. The parties shall adjust the purchase price at closing as follows:

              1.5(a) Establishment of Target Net Asset Statement and Overall
                     Accounting Principles, Policies and Procedures.

                     A Target Net Asset Statement as of September 30, 2002 has been provided and is included in Schedule 1.5(a)(i). As part of this Target Net Asset Statement, there is a calculation of the "Target Net Worth," which is the difference between certain assets and certain liabilities as of September 30, 2002, subject to the principles set forth in Schedule 1.5(a)(ii), the policies and procedures set forth in Schedule 1.5(b) and, except as otherwise set forth in such Schedules, in compliance with GAAP. That figure, as represented in the bottom entry in the right column of Schedule 1.5(a)(i), is $3.927 Million.

                     For the purposes of all financial calculations made throughout this Section 1.5 and the Section 1.6 that follows both parties will prepare the financial statements and calculations described in accordance with the principles, policies and procedures set forth in Schedule 1.5(a)(ii) and the adjustments and special provisions set forth in Schedule 1.5(b) and, except as otherwise set forth in such schedules, in accordance with GAAP.

              1.5(b) Seller's Calculation of Pre-Closing Estimate of Net Assets

         No less than three Business Days, or more than five Business Days prior to the Closing Date, Seller shall deliver to Schwarzkopf a statement (the "Estimated Closing Net Asset Statement") of the amount of Net Assets which it estimates will exist as of the opening of the business on the Closing Date. This Statement will include a net worth calculation (the "Estimated Closing Net Worth"). Along with the Estimated Closing Net Asset Statement, Seller will provide a representation that it was prepared in accordance with the principles set forth in Schedule 1.5(a)(ii) and the adjustments and special provisions set forth in Schedule 1.5(b) and, except as otherwise set forth in such Schedules, in accordance with GAAP. The representation will also state that the Estimated Closing Net Asset Statement was prepared in compliance with past company practices, using the same accounting principles, practices, procedures, policies and methods with consistent classifications, judgments, and valuation and estimation methodologies that were employed in preparing the September 30, 2002 Balance Sheet, except to the extent that those practices were inconsistent with the previously mentioned adjustments and special provisions of Schedule 1.5(b).

              1.5(c) REVIEW OF SELLER'S ESTIMATE

         Seller and Schwarzkopf shall work together diligently and in good faith to review and discuss the Estimated Closing Net Asset Statement and make any modifications thereto that are agreed upon. The resulting document (Seller's original estimate as modified by any agreed-upon modifications) shall be referred to below as the "Modified Estimated Closing Net Asset Statement," which will include a calculation of the "Modified Estimated Closing Net Worth." If the parties are unable to agree upon the entries contained in the Estimated Closing Net Asset Statement on or before January 15, 2003, the Closing will be postponed until promptly after agreement is reached or at seller's option, the amount in dispute shall be deducted from the purchase price paid at Closing and added to the escrow fund.

         In the event that the Modified Estimated Closing Net Worth is less than the Target Net Worth (such shortfall to be described as the "Estimated Net Worth Deficit"), then the portion of the purchase price to be paid at Closing as specified in Section 1.4(c) will be reduced by an amount equal to the Estimated Net Worth Deficit and the amount of the Escrow Fund shall be increased by like amount.

         In the event that the Modified Estimated Closing Net Worth is more than the Target Net Worth (such excess to be described as the "Estimated Net Worth Excess"), then Schwarzkopf shall pay to the Escrow Fund, within thirty (30) days, an amount equal to the Estimated Net Worth Excess.


         1.6      POST-CLOSING ADJUSTMENTS

                  1.6(a)   Seller's Initial Calculation

         As soon as practicable, but in no event later than 60 days following the Closing Date, Seller shall prepare (at its own expense) and deliver to Schwarzkopf an Audited Closing Balance Sheet, together with footnotes setting forth the basis of presentation, accounting principles, commitments and contingencies, net operating losses and other such disclosures required by GAAP, together with a Net Asset Statement of the Acquired Entity, standing alone and not as a an integrated subsidiary of Seller, as of the close of business on January 15, 2003 ("the Audited Closing Net Asset Statement"). During the audit process, adjustments will be made (if necessary) if anticipated discounts used to adjust purchase price (as described in Section 3.29 and Schedule 3.29) fail to be realized due to a failure of the vendor to honor the discount; provided, however, that such adjustments will not be made if the failure to realize the anticipated discount was the result of Schwarzkopf's failure to comply with the discount agreement's payment schedule. The Audited Closing Net Asset Statement shall be prepared in accordance with the principles set forth in Schedule 1.5(a)(ii) and the adjustments and special provisions set forth in Schedule 1.5(b) and, except as otherwise set forth in such schedules, in accordance with GAAP. The Audited Closing Net Asset Statement also will be prepared in conformance with past company practices and will be prepared using the same accounting principles, practices, procedures, policies and methods with consistent classifications, judgments, and valuation and estimation methodologies that were employed in preparing the September 30, 2002 Balance Sheet, except to the extent that those practices were inconsistent with the previously mentioned adjustments and special provisions set forth in Schedule 1.5(b). The Audited Closing Net Asset Statement will include a calculation of the Acquired Entity's net worth ("Audited Closing Net Worth").

                  1.6(b)   SCHWARZKOPF'S REVIEW OF SELLER'S STATEMENT

         After receipt of the Audited Closing Net Asset Statement, Schwarzkopf and its advisors shall have 15 Business Days to review the Audited Closing Net Asset Statement (with the acknowledgment and understanding that time is of the essence), together with the independent auditor's workpapers used in the preparation thereof. Unless Schwarzkopf delivers written notice to Seller on or prior to the 15th Business Day after Schwarzkopf is in receipt of the Audited Closing Net Asset Statement specifying that it objects to any of the items contained therein along with a description of the reason for such objections, Schwarzkopf shall be deemed to have accepted and agreed to the items listed on the Closing Net Asset Statement. If Schwarzkopf so notifies Seller of its objection to the Audited Closing Net Asset Statement, Schwarzkopf and Seller shall, within 30 days (or such longer period as the parties may agree) following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive as provided in Section 1.6(d) below.

                  1.6(c)   POST-CLOSING PRICE ADJUSTMENTS

         At the end of the Resolution Period, the Seller shall produce a document consisting of the Audited Closing Net Asset Statement as modified by any changes agreed to by both parties. This document shall be known as the "Modified Audited Closing Net Asset Statement." As part of this statement, there will be a calculation of the Acquired Entity's net worth, referred to below as the "Modified Audited Closing Net Worth."

         In the event that the Modified Audited Closing Net Worth is less than the Modified Estimated Closing Net Worth (such shortfall to be referred to as the "Audited Net Worth Deficit"), then Schwarzkopf will receive from the Escrow Fund (established under the Escrow Agreement attached as Schedule 1.6(c)) an amount equal to said shortfall or deficit. If the Escrow Fund is exhausted through this process, then Seller will, within 30 Business Days, (a) pay the difference to Schwarzkopf and (b) repay the Sales Tax Escrow Amount (as established in Section 5.13 below) and the San Diego Water Pollution Escrow Amount (as established in Section 5.14 below) to the Escrow Fund. If the Escrow Fund is not exhausted, but the remaining balance is less than the sum of the remaining Sales Tax Escrow Amount (as established in Section 5.13 below) and the San Diego Water Pollution Escrow Amount (as established in Section 5.14 below), then Seller will, within 30 days, deposit sufficient funds within the Escrow Account to restore the balance to the Sales Tax Escrow Amount and the San Diego Water Pollution Escrow Amount.

         If not all of Schwarzkopf's objections to the Audited Closing Net Asset Statement have been resolved by the Modified Audited Closing Net Worth Statement, the balance of the Escrow Fund (if any) will be held in escrow pending dispute resolution under Section 1.6(d) below.

         In the event that the Modified Audited Closing Net Worth exceeds the Modified Estimated Net Worth, and Schwarzkopf has no objections thereto, then the balance of the Escrow Fund in excess of the Sales Tax Escrow Amount (as defined in Section 5.13 below) shall be paid to Seller within 3 Business Days and the balance, if any, due the Seller shall be paid by Schwarzkopf to Seller within 30 Business Days. If the Modified Audited Closing Net Worth is greater than the Modified Estimated Net Worth, and Schwarzkopf has objections thereto, then if the balance in the Escrow Fund exceeds the amount of Schwarzkopf's objections, such excess will be paid to Seller from the Escrow Fund within 3 Business Days, and the rest of the Escrow Fund will be retained for dispute resolution as set forth in Section 1.6(d) below and for resolution of the California State Tax issue as provided for in Section 5.13 below, and the San Diego Water Pollution issue as provided for in Section 5.14 below.

                  1.6(d) DISAGREEMENTS CONCERNING AUDITED CLOSING BALANCE SHEET AND AUDITED CLOSING NET ASSET STATEMENT

         If the parties do not reach agreement during the Resolution Period regarding the Audited Closing Net Worth, the areas remaining in dispute shall be submitted, within 10 days after the expiration of the Resolution Period, to the Deloitte & Touche accounting firm with office in Boston, Massachusetts. The arbitrator's award will be defined by the range of the dispute between the parties. Each party will bear its own costs, as well as one half of the arbitration costs. The award of the arbitrator will be paid within 3 Business Days from that portion of the Escrow Fund in excess of the Sales Tax Escrow Amount, and any other remaining amounts will be paid within 30 Business Days from the date of the arbitrator's award; provided, however, that if (1) the arbitrator's net award is in favor of Schwarzkopf, and (2) the amount of the award exceeds the balance of the Escrow Fund in excess of the Sales Tax Escrow Amount, Schwarzkopf will collect its full award from the entire Escrow Fund to the extent possible and Seller, within 30 days, will replenish the Sales Tax Escrow Amount to the Escrow Fund and will pay Schwarzkopf any additional amounts owed as a result of the arbitrator's award.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF SCHWARZKOPF

         As a material inducement to the Acquired Entity and the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Schwarzkopf makes the following representations and warranties to the Acquired Entity and the Seller:

         2.1 CORPORATE STATUS. Schwarzkopf is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business as a foreign corporation in all jurisdictions where it presently carries on business, and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or, to the Knowledge of Schwarzkopf, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Schwarzkopf.

         2.2 CORPORATE POWER AND AUTHORITY. Schwarzkopf has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Schwarzkopf has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Schwarzkopf and constitutes its legal, valid and binding obligation enforceable against Schwarzkopf, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 NO VIOLATION. The execution and delivery of this Agreement by Schwarzkopf, the performance by Schwarzkopf of its respective obligations hereunder and the consummation by Schwarzkopf of the transactions contemplated by this Agreement will not (a) contravene any provision of its respective corporate charter or governing instruments, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against Schwarzkopf, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Schwarzkopf, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Schwarzkopf, or (e) give to any individual or entity a right or claim against Schwarzkopf, which would have a Material Adverse Effect on Schwarzkopf, or require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

         2.5 NO COMMISSIONS. Schwarzkopf has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.6 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to the Seller or its representatives by Schwarzkopf, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Schwarzkopf has provided the Acquired Entity and/or the Seller with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto, which are the responsibility of Schwarzkopf to provide.


                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                         THE ACQUIRED ENTITY AND SELLER

         As a material inducement to Schwarzkopf to enter into this Agreement and to consummate the transactions contemplated hereby, the Acquired Entity and the Seller, jointly and severally make the following representations and warranties to Schwarzkopf:

         3.1 CORPORATE STATUS. The Acquired Entity is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Acquired Entity is qualified to do business as a foreign corporation in any other jurisdiction in which it operates. The Acquired Entity has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its businesses. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Acquired Entity.

         3.2 POWER AND AUTHORITY. The Acquired Entity and Seller have the corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. The Acquired Entity and Seller have taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of their respective obligations hereunder, and the consummation of the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Acquired Entity and by the Seller, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. Schedule 3.4 sets forth, as of the date hereof, with respect to the Acquired Entity (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of the Acquired Entity (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal securities laws and (iii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. No preemptive rights or rights of first refusal or similar rights exist with respect to any shares of capital stock of the Acquired Entity and no such rights arise by virtue of or in connection with the transactions contemplated hereby; there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Acquired Entity to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock); there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Acquired Entity; there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Acquired Entity; the Acquired Entity is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 SHAREHOLDERS OF THE ACQUIRED ENTITY. Schedule 3.5 sets forth, with respect to the Acquired Entity (i) the name, address and federal taxpayer identification number of the Acquired Entity, and the number of outstanding shares of each class of its capital stock owned by the Seller as of the close of business on the date of this Agreement; and (ii) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares or interests are different). The Seller constitutes the record and beneficial holder of all issued and outstanding shares of capital stock of the Acquired Entity, and the Seller owns such shares as is set forth on Schedule 3.5 free and clear of all Liens, restrictions and claims of any kind, other than the lien of PNC Bank that will be released at Closing with funds paid from the Consideration set forth at Section 1.2 supra.

         3.6 NO VIOLATION. The execution and delivery of this Agreement by the Acquired Entity and the Seller, the performance by the Acquired Entity and the Seller of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws, any resolution adopted by the Board of Directors of either the Seller or the Acquired Entity, or other organizational or governing document or internal requirement of the Acquired Entity and/or the Seller, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Acquired Entity and/or the Seller,
(c) except as set forth on Schedule 3.6, conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Material Contract which is applicable to, binding upon or enforceable against the Acquired Entity and/or the Seller, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Acquired Entity, (e) except as set forth on
Schedule 3.6, give to any individual or entity a right or claim against the Acquired Entity or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable SEC or other filings required to be made by Seller.

         3.7 RECORDS OF THE ACQUIRED ENTITY. The copies of the Articles of Incorporation, Bylaws and other documents and agreements of the Acquired Entity which were provided to Schwarzkopf are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The minute books and other records of corporate actions for the Acquired Entity made available to Schwarzkopf for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain, to the Knowledge of Acquired Entity and/or the Seller, an accurate record, in all material respects, of all corporate actions of the shareholder and directors (and any committees thereof) of the Acquired Entity taken by written consent or at a meeting or otherwise since incorporation or formation. All corporate actions by the Acquired Entity and Seller have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Acquired Entity are, in all material respects, accurate and complete, to the Knowledge of Acquired Entity and/or the Seller, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledger of the Acquired Entity, as previously made available to Schwarzkopf, contains accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Acquired Entity.

         3.8 FINANCIAL REPORTS. The Acquired Entity has delivered or will deliver to Schwarzkopf the financial statements and all federal and state tax returns of the Acquired Entity filed for the fiscal years ended December 31, 2000 and December 31, 2001 and management's financial and profit and loss statements for the period ending September 30, 2002 copies of which are attached as Schedule 3.8 (the "Financial Statements"). The Acquired Entity has delivered or will deliver to Schwarzkopf information about all of the significant accounting policies used to prepare the Financial Statements. The balance sheet of the Acquired Entity dated as of September 30, 2002, included in the Financial Statements attached as Schedule 3.8, is referred to herein as the "Current Balance Sheet"). The Financial Statements fairly present the financial position of the Acquired Entity at each of the balance sheet dates thereof and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP as in effect at the relevant time consistently applied throughout the periods indicated. The books and records of the Acquired Entity fully and fairly reflect all of its transactions, properties, assets and liabilities in all material respects. Except as set forth in Schedule 3.8, there are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein, subject, in the case of unaudited statements, to normal audit adjustments which, neither individually nor in the aggregate, exceed $50,000.

         3.9 NO CHANGES.

         Except as set forth on Schedule 3.9, since September 30, 2002, there has not been any:

             (a) transactions by the Acquired Entity except in the ordinary course of business conducted as of that date;

             (b) material adverse change in the financial condition, liabilities, assets or results of operation of the business of the Acquired Entity;

             (c) indebtedness or liability, whether accrued, absolute, contingent or otherwise incurred by the Acquired Entity except in the ordinary course of business;

             (d) default under any indebtedness of the Acquired Entity, or any event which with the lapse of time or the giving of notice, or both, would constitute such a default, other than defaults that will be cured or waived by the Closing Date, which defaults will be disclosed to Schwarzkopf on an amended
Schedule 3.9 to be provided at the Closing;

             (e) amendment or termination of any Material Contract, lease or license to which the Acquired Entity is a party, other than notices of termination that will be rescinded by the Closing Date;

             (f) material increase in compensation paid, payable or to become payable by the Acquired Entity to any of its employees;

             (g) extraordinary losses (whether or not covered by insurance) or waiver by the Acquired Entity of any rights of extraordinary value;

             (h) commitment to or liability to any labor organization;

             (i) lowering of the prices charged by the Acquired Entity for goods or services in a manner not consistent with past practices;

             (j) notice from any customer as to the customer's intention not to conduct business with the Acquired Entity, the result of which loss or losses of business, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business;

             (k) change in the Acquired Entity's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Acquired Entity; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Acquired Entity of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

             (l) amendment to the Organizational Documents of the Acquired
Entity;

             (m) payment or increase by the Acquired Entity of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

             (n) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Acquired Entity;

             (o) damage to, or destruction or loss of, any asset or property of the Acquired Entity, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, or financial condition of the Acquired Entity, taken as a whole;

             (p) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of the Acquired Entity or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Acquired Entity, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

             (q) cancellation or waiver of any claims or rights with a value to the Acquired Entity in excess of $10,000.00 per individual claim or right, or in excess of $100,000.00 in the aggregate;

             (r) change in the accounting methods used by the Acquired Entity;

             (s) agreement, whether oral or written, by the Acquired Entity to do any of the foregoing;

             or

             (t) other event or condition of any character, other than those matters generally known to the public, that has or might reasonably have a material adverse effect on the Acquired Entity's or the business' Assets, financial condition, or business.

         3.10 ACCOUNTS RECEIVABLE. All accounts receivable of the Acquired Entity that are reflected on the Current Balance Sheet or on the accounting records of the Acquired Entity as of the Closing Date (collectively, the "Accounts Receivable") are recorded in compliance with GAAP and represent or will represent receivables arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date, to the Knowledge of the Acquired Entity and/or the Seller, collectible net of the respective reserves shown on the Current Balance Sheet or on the accounting records of the Acquired Entity as of the Closing Date. Subject to such reserves, each of the Accounts Receivable either has been collected in full or is expected to be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable, except as described in Schedule 3.10. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
Schedule 3.10 contains a complete and accurate list of all Accounts Receivable as of the date noted thereon, which list sets forth the aging of such Accounts Receivable, as well as any known actual or potential contest, claim, or right of set-off other than returns in the ordinary course of business.

         3.11 INVENTORY. All inventory of the Acquired Entity, whether or not reflected in the Current Balance Sheet, is recorded in compliance with GAAP and consists of a quality usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality (as determined in accordance with the Acquired Entity's standard policies), all of which have been written off or written down to net realizable value in the Current Balance Sheet or on the accounting records of the Acquired Entity as of the Closing Date, as the case may be.

         3.12 LIABILITIES. The Acquired Entity has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on the Acquired Entity's Current Balance Sheet and not paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Acquired Entity's Current Balance Sheet (identified in compliance with GAAP and none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (c) liabilities incurred in the ordinary course of business prior to the date of the Acquired Entity's Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon and which, in the aggregate, are not material (the liabilities and obligations referenced in (a), (b) and (c) above are referred to as the "Designated Liabilities"). Schedule 3.12 lists, for the Acquired Entity, (i) all indebtedness of the Acquired Entity for borrowed money and for capitalized equipment leases, and (ii) the account numbers and names of each bank, broker or other depository institution and the names of all persons authorized to withdraw funds from each such account.

         3.13 LITIGATION.

                  (a) Except as provided on Schedule 3.13 or with regard to
Section 3.14 below, there is no action, suit or other legal or administrative proceeding or governmental investigation pending, or, to the Knowledge of the Acquired Entity and the Seller, threatened, anticipated or contemplated (i) against, by or affecting the Acquired Entity (relating to the transactions herein or to the Acquired Entity), or the Acquired Entity's properties or assets, except for routine customer claims and complaints arising in the ordinary course consistent with past practice which involve amounts less than $10,000, or (ii) which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the Knowledge of the Acquired Entity and the Seller, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority including IRS or any taxing authority in any proceeding to which the Acquired Entity is or was a party which have not been complied with in full or which continue to impose any material obligations on the Acquired Entity.

                  (b) Seller has delivered or otherwise made available to Schwarzkopf, copies of all pleadings, correspondence, and other documents relating to each pending action listed in Schedule 3.13. Except as set forth on
Schedule 3.13 or with regard to Section 3.14 below, the matters listed in
Schedule 3.13 will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Acquired Entity.

                  (c) Except as set forth in Schedule 3.13 or with regard to
Section 3.14 below:

                      (i) there is no Order to which the Acquired Entity, or any of the assets owned or used by the Acquired Entity, is subject;

                      (ii) to the Knowledge of Seller or the Acquired Entity, Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Acquired Entity; and

                      (iii) to the Knowledge of the Acquired Entity and Seller, no officer, director, agent, or employee of the Acquired Entity is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Acquired Entity.

                  (d) Except as set forth on in Schedule 3.13 or with regard to
Section 3.14 below:

                      (i) to the Knowledge of Seller or the Acquired Entity, the Acquired Entity is, and since the Acquisition Date has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                      (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Acquired Entity, or any of the assets owned or used by the Acquired Entity, is subject; and

                      (iii) to the Knowledge of the Seller or the Acquired Entity, the Acquired Entity has not received, at any time any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Acquired Entity, or any of the assets owned or used by the Acquired Entity, is or has been subject.

         3.14 ENVIRONMENTAL MATTERS.

                  (a) Except as set forth in Schedule 3.14, the Acquired Entity is and has, at all times been in full compliance in all material respects with all Environmental Laws governing its business, operations, properties and assets, including, without limitation:


                      (i) all requirements relating to the Discharge and Handling of Hazardous Substances;

                      (ii) all requirements relating to notice, record keeping and reporting;

                      (iii) all requirements relating to obtaining and maintaining Licenses (as defined herein) for the ownership by the Acquired Entity of its properties and assets and the operation of its business as presently conducted and the use by the Acquired Entity of the Company Leased or Owned Properties (as defined in Section 3.15); and

                      (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations of any nature or proceedings (collectively "Proceedings") pending or, to the Knowledge of the Acquired Entity and/or the Seller, threatened against or involving the Acquired Entity, its businesses, operations, properties or assets issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Acquired Entity thereunder in connection with, related to or arising out of the ownership or lease by the Acquired Entity of its properties or assets or the operation of its businesses, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Schwarzkopf in the event that the transactions contemplated by this Agreement are consummated.

                  (c) The Acquired Entity has not Discharged, nor has it at any time allowed or arranged for any third party to Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any parcel of real property owned or leased at any time by the Acquired Entity (including, without limitation, the Company Owned Properties (as defined in Schedule 3.15), except in compliance with applicable Environmental Laws in all material respects; or (iii) any site which, pursuant to CERCLA or any similar state law has been placed on the National Priorities List or its state equivalent, or the Environmental Protection Agency or any relevant state agency has notified the Acquired Entity that it has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge of any Hazardous Substance on, into or directly beneath the surface of any real property owned or leased at any time by the Acquired Entity.

                  (d) Neither Seller nor the Acquired Entity, or any other Person for whose conduct they are responsible for, has any material Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Seller or the Acquired Entity (or any predecessor), has or had an interest, or, to the Knowledge of Seller of the Acquired Entity, at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                  (e) There are no Hazardous Materials present on or in the Environment at the Facilities in violation of Environmental Laws, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or incorporated into any structure therein or thereon. None of Seller, the Acquired Entity, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or the Acquired Entity has or had an interest except in full compliance with all applicable Environmental Laws in all material respects.

                  (f) There has been no Discharge by Seller or the Acquired Entity or Threat of Discharge of any Hazardous Materials in violation of Environmental Laws at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Seller or the Acquired Entity, has or had an interest to any geologically or hydrologically adjoining property, whether by Seller or the Acquired Entity.

                  (g) Schedule 3.14 identifies, for the prior five (5) years with respect to clauses (i) and (ii), and for the prior twelve (12) months with respect to clauses (iii) and (iv):

                      (i) all environmental audits, assessments or occupational health studies undertaken by any Governmental Authority, the Acquired Entity and/or the Seller or their agents or representatives, or any third party, relating to or affecting the Acquired Entity or the Company Owned or Leased Properties;

                      (ii) all ground, water, soil, air or asbestos monitoring undertaken by the Acquired Entity, the Seller or its agents or representatives thereof or undertaken by any Governmental Authority or any third party, relating to or affecting the Company Owned or Leased Properties or any real property owned or leased at any time by the Acquired Entity;

                      (iii) all material written communications between the Acquired Entity and any governmental authority arising under or relative to Environmental Laws including, but not limited to, all Notices issued to the Acquired Entity and/or the Seller and pertaining to the Company Owned or Leased Properties that have not been cured; and

                  (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees, relating to or affecting the Acquired Entity or any real property owned or leased at any time by the Acquired Entity that have not been cured. Seller has delivered to Schwarzkopf or given its representatives an opportunity to review all of the documents set forth in Schedule 3.14.

              (h) For purposes of this Section 3.14 only, "Licenses" means, for purposes of this Section 3.14 only, all licenses, certificates, permits, approvals, decrees and registrations required under the Environmental Laws.

         3.15 REAL ESTATE.  Schedule  3.15:

              (a) contains the legal description of, any real property or any leasehold or other interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein) as used throughout this agreement owned by the Acquired Entity as of the date hereof (the "Company Owned Properties"); and

              (b) lists all real property (or any interest therein) owned by the Acquired Entity within the past five years that is not owned by the Acquired Entity as of the date of this Agreement. With respect to each such parcel of Company Owned Properties:

                  (i) the Acquired Entity or Schwarzkopf or their assignee has or will have at Closing good and marketable title, free and clear of any covenants, conditions, easements and exceptions other than (a) the exceptions set forth in Schedule 3.15, (b) any Lien (including the mortgage held by (CNL Commercial Finance Company) set forth in Schedule 3.15, (c) liens for real estate taxes not yet due and payable, as set forth in Schedule 3.15, and (d) the covenants, conditions, easements and exceptions set forth in Schedule 3.15;

                  (ii) there are no pending or, to the Knowledge of the Acquired Entity and/or the Seller, threatened condemnation proceeding, suits or administrative actions relating to the Company Owned Properties or other matters affecting adversely the current use, occupancy or value thereof;

                  (iii) the legal descriptions for the Company Owned Properties contained in the deeds thereof describe such parcels fully and adequately;

                  (iv) the buildings and improvements, if any, are located within the boundary lines of the described parcels of land and are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon is subject to "permitted nonconforming use" or "permitted non-conforming structure" classifications), applicable building code requirements, permits, licenses or other forms of approval, regulation or restrictions by any Governmental Authority, and do not encroach on any easement which may burden the land except as set forth in Schedule 3.15; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Company Owned Properties are not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                  (v) all facilities, if any, have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and to the Knowledge of the Acquired Entity and/or the Seller, have been operated and maintained in all material respects in accordance with applicable laws, ordinances, rules and regulations; provided, however, that representations and warranties under this subparagraph are in addition to, and not in lieu of, the representations and warranties made in Section 3.14 above;

                  (vi) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the Company Owned Properties, and there are no parties (other than the Acquired Entity) in possession of any of the Company Owned Properties;

                  (vii) there are no outstanding options or rights of first refusal or similar rights to purchase any of the Company Owned Properties or any portion thereof or interest therein;

                  (viii) all facilities, if any, located on the Company Owned Properties are supplied with utilities and other services necessary for their operation, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the Company Owned Properties;

                  (ix) the Owned Properties abut on and have adequate direct vehicular access to a public road and there is no pending or, to the Knowledge of the Acquired Entity and/or the Seller, threatened termination of such access; and

                  (x) all improvements, buildings and systems on the Owned Properties are suitable for their current use. Seller has made available to Schwarzkopf copies of the deeds and other instruments (as recorded) by which the Acquired Entity acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Seller or the Acquired Entity and relating to such property or interests.

         3.16 BUSINESS; GOOD TITLE TO AND CONDITION OF ASSETS.

                  (a) Upon the consummation of the transactions contemplated hereby, Schwarzkopf will have acquired and own all of the Acquired Entity's Assets and operations of its Business, and any related rights and interests thereto. Except as set forth in Schedule 3.16 and except for the Lien of PNC Bank which will be released at closing with funds from the Consideration described in Section 1.2, the Acquired Entity has good and marketable title to all of its Assets free and clear of any Liens.

                  (b) The Fixed Assets currently in use or necessary for the business and operations of the Acquired Entity are in operating condition, normal wear and tear excepted, and have been maintained in all material respects in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures, owned, used by or located on the premises of the Acquired Entity.

         3.17     COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS.

              (a) To the Knowledge of the Acquired Entity and/or the Seller, the Acquired Entity and its Affiliates have been in compliance in all material respects with all laws, regulations and orders applicable to them, their business and operations (as conducted by them now and in the past), the Assets, the Company Owned Properties, and any other properties and assets (in each case owned or used by them now or in the past). The Acquired Entity has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. The Acquired Entity is not subject to any Contract, decree or injunction to which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business. Neither the Acquired Entity, nor any of its employees or agents, has made any payment of funds in connection with its business which is prohibited by law, and no funds have been set aside to be used in connection with its business for any payment prohibited by law. The Acquired Entity is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Acquired Entity for whom compliance with the Immigration Act is required, the Acquired Entity has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. The Acquired Entity has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or to the Knowledge of the Acquired Entity and/or the Seller threatened against the Acquired Entity, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act. Schedule 3.17 contains, for the period of January 1, 2002 to the date of its preparation, a description of any written notice or other communication from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure of the Acquired Entity to comply with, any Legal Requirement that has been cured. Seller and the Acquired Entity have not received, subsequent to Seller's acquisition of the Acquired Entity any written notice or other communication or, to the Knowledge of Seller or the Acquired Entity, prior to Seller's acquisition of the Acquired Entity any oral or written notice or other communication from any Governmental Body or any other Person regarding

                  (i) any actual, alleged, possible, or potential violation of, or failure of the Acquired Entity to comply with, any Legal Requirement that has not been cured, or

                  (ii) any actual, alleged, possible, or potential obligation on the part of the Acquired Entity to undertake, or to bear all or any portion of the cost of, any remedial action of any nature other than costs already incurred or accrued on the Current Balance Sheet.

              (b) Schedule 3.17 contains a complete and accurate list of each material Governmental Authorization that is held by the Acquired Entity or that otherwise relates to the business of, or to any of the assets owned or used by, the Acquired Entity. Each Governmental Authorization listed or required to be listed on Schedule 3.17 is valid and in full force and effect. Except as set forth on Schedule 3.17:

                  (i) the Acquired Entity is, and at all times has been, in full compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified or required to be identified on
Schedule 3.17;

                  (ii) To the Knowledge of the Acquired Entity and/or the Seller, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply in any material respect with any term or requirement of any Governmental Authorization listed or required to be listed on
Schedule 3.17, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed on Schedule 3.17;

                  (iii) The Acquired Entity has not received, subsequent to Seller's acquisition of the Acquired Entity any written notice or other communication or, to the Knowledge of Seller or the Acquired Entity, prior to Seller's acquisition of the Acquired Entity any oral or written notice or other communication from any Governmental Body or any other Person regarding

                       (A) any actual, alleged, possible, or potential violation of or failure of the Acquired Entity, during the period January 1, 2002 up until the Closing Date, to comply with any term or requirement of any Governmental Authorization except for violations that are set forth in Schedule 3.17, (whether or not said violations have been cured), or

                       (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization prior to January 1, 2002 except those that are set forth in Schedule 3.17, or that have been rescinded; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Schedule 3.17 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         The Governmental Authorizations listed in Schedule 3.17 collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Entity to lawfully conduct and operate its businesses in the manner it currently conducts and operates such businesses and to permit the Acquired Entity to own and use its assets in the manner in which it currently owns and uses such assets, including those Authorizations , if any, that are required to be obtained as a result of the Closing contemplated under this Agreement provided, however, that representations and warranties under this Section 3.17 are in addition to, and not in lieu of, the representations and warranties made in Section 3.14 above;

         3.18 LABOR AND EMPLOYMENT MATTERS.

                  (a) THE ACQUIRED ENTITY IS NOT A PARTY TO OR BOUND BY ANY COLLECTIVE BARGAINING AGREEMENT OR any other agreement with a labor union, and there has been no labor union prior to the date hereof organizing any employees of the Acquired Entity into one or more collective bargaining units. There is not now, and there has not been within the last two (2) years, any actual or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Acquired Entity or which may interfere with its continued operations. To the Knowledge of the Acquired Entity and/or the Seller, neither the Acquired Entity, nor any employee, agent or representative thereof, has since the date of incorporation or formation of the Acquired Entity committed any unfair labor practice as defined in the National Labor Relations Act, as amended. There is no pending or threatened charge or complaint against the Acquired Entity by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Acquired Entity prior to the date hereof to the Knowledge of the Seller or the Acquired Entity. The Acquired Entity has complied in all material respects with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, all as amended to continue its Business as now being conducted.

                  (b) To the Knowledge of the Seller or the Acquired Entity, no executive or key employee with the exception of Frank Polese as hereinafter set forth, or group of employees has any plans to terminate his, her or their employment with the Acquired Entity as a result of the transactions contemplated hereby or otherwise.

                  (c) Schedule 3.18 contains a complete and accurate list of the following information for each employee and director of the Acquired Entity, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable, employee's date of hire, commission arrangement and fringe benefits, including accrued leave and other credits.

                  (d) To the Knowledge of Acquired Entity and/or the Seller, no employee or director of the Acquired Entity is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Entity, or (ii) the ability of the Acquired Entity to conduct its business, including any proprietary rights agreement with the Acquired Entity or the Seller by any such employee or director.

                  (e) No employee of Seller is or will be entitled to any additional consideration from the Acquired Entity as a result of the transaction contemplated by this Agreement.


         3.19 EMPLOYEE BENEFIT PLANS

                  (a) DEFINITIONS. For the purposes of this Section 3.19, the following terms have the following definitions:

         "Acquired Entity Other Benefit Obligation" means any Other Benefit Obligation owed, adopted, or followed by the Acquired Entity or an ERISA Affiliate of the Acquired Entity.

         "Acquired Entity Plan" means all Plans of the Acquired Entity or an ERISA Affiliate of the Acquired Entity is or was a Plan Sponsor, or to which or an ERISA Affiliate of otherwise contributes or has contributed, or in which the Acquired Entity or an ERISA Affiliate of the Acquired Entity otherwise participates or has participated. All references to Plans are to Acquired Entity Plans unless the context requires otherwise.

         "Acquired Entity VEBA" means a VEBA whose members include employees of the Acquired Entity.

         "Claim" means any action, suit, claim or dispute other than Ordinary Payment Requests, as defined below.

         "ERISA Affiliate" means, with respect to the Acquired Entity, any other person that, together with the Acquired Entity, would be treated as a single employer under IRC ss. 414.

         "Multi-Employer Plan" has the meaning given in ERISA ss. 3(37)(A).

         "Ordinary Payment Requests" are requests for payment from the Plan in the ordinary course of business that do not involve claims of overdue payment.

         "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss. 132. Other Benefit Obligations also include extra vacation benefits (other than Plan benefits) provided or to be provided to Frank Polese, David Shields and Pradeet Gandhi pursuant to letter or other agreements, copies of which have been delivered to Schwarzkopf.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Pension Plan" has the meaning given in ERISA ss. 3(2)(A).

         "Plan" has the meaning given in ERISA ss. 3(3).

         "Plan Sponsor" has the meaning given in ERISA ss. 3(16)(B).

         "Qualified Plan" means any Plan that meets or purports to meet the requirements or IRC ss. 401(a).

         "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C.ss.1301 et seq., other than Multi-Employer Plans.

         "VEBA" means a voluntary employees' beneficiary association under IRC ss. 501(c)(9).

         "Welfare Plan" has the meaning given in ERISA ss. 3(1).

              (b) Employee Benefit Plans. Schedule 3.19 contains a list setting forth each employee benefit plan or arrangement of the Acquired Entity, including but not limited to employee pension benefit plans, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Acquired Entity participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Schwarzkopf).

              (c) Compliance with Law. The Acquired Entity and the Seller represent (EXCEPT AS otherwise indicated):

                  (i) each Acquired Entity Plan and each Acquired Entity Benefit Obligation has been administered in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code");

                  (ii) no Claims or disputes are pending, or threatened with respect to an Acquired Entity Plan or Acquired Entity Other Benefit Obligation;

                  (iii) no audits, inquiries, reviews, proceedings, claims, or demands with respect to any Acquired Entity Plan or Acquired Entity Other Benefit Obligation are pending with any governmental or regulatory agency;

                  (iv) to the Knowledge of the Acquired Entity and/or the Seller, there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding;

                  (v) all reports, returns and similar documents required to be filed in respect of any Acquired Entity Plan or Acquired Entity Other Benefit Obligation with any governmental agency or distributed to any plan participant or other person entitled thereto have been duly or timely filed or distributed;

                  (vi) the Acquired Entity has performed all of their respective obligations under all Acquired Entity Plans (other than the SEMX Corporation 401(k) Plan) and Acquired Entity Other Benefit Obligations. The Seller has performed all of its obligations under the SEMX Corporation 401(k) Plan.

                  (vii) the Acquired Entity has made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans and Obligations that have accrued but are not due;

                  (viii) no statement, either written or oral, has been made by the Acquired Entity to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Acquired Entity or to Buyer;

                  (ix) the Acquired Entity, with respect to all Acquired Entity Plans and Acquired Entity Other Benefits Obligations are, and each Acquired Entity Plan, Acquired Entity and Other Benefit Obligation is in full compliance in all material respects with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.19, and with any applicable collective bargaining agreement;

                  (x) no transaction prohibited by ERISAss.406 and no "prohibited transaction" under IRC ss. 4975(c) has occurred with respect to any Acquired Entity Plan.

                  (xi) neither Seller nor the Acquired Entity has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC;

                  (xii) neither Seller nor the Acquired Entity has any liability to the PBGC with respect to any Plan or has any liability under ERISA ss.502 or ss.4071;

                  (xiii) all filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided;

                  (xiv) all contributions and payments of the Acquired Entity made or accrued with respect to all Acquired Entity Plans and Acquired Entity Other Benefit Obligations are deductible under IRC ss. 162 or ss. 404. No amount, or any asset of any Acquired Entity Plan, is subject to tax as unrelated business taxable income;

                  (xv) each Acquired Entity Plan can be terminated within thirty days, without payment of any additional contribution or amount and (except for the SEMX Corporation 401(k) Plan) without the vesting or acceleration of any benefits promised by such Plan;

                  (xvi) no event has occurred or circumstance exists that could result in a material increase in premium costs of Acquired Entity Plans and Acquired Entity Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured;

                  (xvii) no Acquired Entity Plan is a VEBA;

                  (xviii) no Acquired Entity Plan or Acquired Entity Other Benefit Obligation is provided pursuant to, under, or governed by a collective bargaining agreement;

                  (xix) each Qualified Plan of the Acquired Entity is qualified in form and operation under IRC ss. 401(a); each trust for each such Plan is exempt from federal income tax under IRC ss. 501(a). To the Knowledge of the Acquired Entity and/or the Seller, no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust;

                  (xx) no Acquired Entity Plan is subject to the minimum funding standard under ERISA ss. 302 and IRC ss. 402;

                  (xxi) no Acquired Entity Plan is subject to Title IV of ERISA;

                  (xxii) in regard to the SEMX Corporation 401(k) Plan, all elective deferrals reducing participants' compensation have been contributed to such Plan within the time frames established by Title 29, Code of Federal Regulations, ss.2510.3-102;

                  (xxiii) neither the Acquired Entity nor any ERISA Affiliate of the Acquired Entity has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated;

                  (xxiv) no amendment has been made, or is reasonably expected to be made, to any Acquired Entity Plan that has required or could require the provision of security under ERISA ss. 307 or IRC ss. 401(a)(29);

                  (xxv) no accumulated funding deficiency, whether or not waived, exists with respect to any Acquired Entity Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan;

                  (xxvi) the financial information statement for each Pension Plan of the Acquired Entity and each ERISA Affiliate of the Acquired Entity fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP;

                  (xxvii) since the last valuation date for each Pension Plan of the Acquired Entity and each ERISA Affiliate of the Acquired Entity, no event has occurred or circumstance exists (other than normal market fluctuations in the value of assets, and contributions and distributions made in the ordinary course of plan operations) that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities to decrease, or the amount by which benefit liabilities exceed assets to increase;

                  (xxviii) no reportable event (as defined in ERISA ss.4043 and in regulations issued thereunder) has occurred;

                  (xxix) neither Seller nor the Acquired Entity has Knowledge of any facts or circumstances that may give rise to any liability of any Seller, the Acquired Entity, or Schwarzkopf to the PBGC under Title IV of ERISA;

                  and

                  (xxx) neither the Acquired Entity nor any ERISA Affiliate of the Acquired Entity has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

              The foregoing representations are not made by the Acquired Entity with respect to SEMX Corporation with respect to the SEMX Corporation 401(k) Plan insofar as the Acquired Entity may have had duties with respect thereto.

              (d) WELFARE PLANS.

                  (i) The Acquired Entity is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of the Acquired Entity or its predecessors after termination of employment except as required by Part 6 of Title I or ERISA;

                  (ii) the Acquired Entity has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and

                  (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. Except as set forth in Schedule 3.19, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation due to any individual.

              (e) CONTROLLED GROUP LIABILITY. Neither the Acquired Entity, nor any entity that would be aggregated with the Acquired Entity under Code Section 414(b), (c), (m) or (o):

                  (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits);

                  (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan;

                  (iii) has failed to pay premiums to the PBGC when due;

                  (iv) is subject to (or expected to be subject) an excise tax under Code Section 4971;

                  (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

              (f) OTHER LIABILITIES.

                  (i) None of the Employee Benefit Plans obligates the Acquired Entity to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code);

                  (ii) All required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Acquired Entity as of the Closing Date except that contributions with respect to be made in connection with the most recent pay date will be made in the ordinary course. Payments will be made with respect to all pay periods ending on or prior to January 19, 2003; and

                  (iii) none of the Employee Benefit Plans has any unfunded liabilities payable or accrued by the Acquired Entity which are not reflected on the Financial Reports or the books and records of the Acquired Entity.

              (g) COOPERATION WITH SCHWARZKOPF.

                  Seller will issue all necessary approvals and otherwise cooperate with Schwarzkopf in effecting the transfer to Schwarzkopf of any 401(k) Plan assets currently in Seller's custody and/or possession that relate to accounts established for the benefit of current or former employees of the Acquired Entity.

         3.20 TAX MATTERS.

              (a) All Tax Returns required to be filed prior to the date hereof with respect to the Acquired Entity and/or its subsidiaries or any of its income, properties, franchises or operations have been timely filed or placed on extension, each such Tax Return has been prepared in compliance in all material respects with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects.

              (b) All Taxes due and payable by or with respect to the Acquired Entity (whether or not shown on any Tax Return) have been paid or are accrued on the Current Balance Sheet or will be accrued on the Acquired Entity's books and records as of the Closing. There are no income taxes payable for any period prior to December 31, 2002. Except as provided in Schedule 3.20(b) with respect to each taxable period of the Acquired Entity,

              (i) either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by any relevant taxing authority;

              (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Acquired Entity;

              (iii) the Acquired Entity has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority;

              (iv) the Acquired Entity has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing;

              (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to the Acquired Entity regarding Taxes;

              (vi) the Acquired Entity has not made an election or filed a consent under Section 341 (f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing Date;

              (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Acquired Entity;

              (viii) the Acquired Entity will not be required

                  (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing Date or

                  (B) as a result of any "closing agreement," as described in
Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date;

              (ix) the Acquired Entity is not a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes;

              (x) no taxing authority will claim or assess any additional Taxes against the Acquired Entity for any period for which Tax Returns have been filed;

              (xi) the Acquired Entity has not made any payments and is not and will not become obligated (under any contract entered into on or before the Closing) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law);

              (xii) the Acquired Entity has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law);

              (xiii) to the Knowledge of the Acquired Entity and/or the Seller, no claim has ever been made by a taxing authority in a jurisdiction where the Acquired Entity does not file Tax Returns that the Acquired Entity is or may be subject to Taxes assessed by such jurisdiction;

              (xiv) the Acquired Entity does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country;

              (xv) true, correct and complete copies of all income Tax Returns filed by or with respect to the Acquired Entity for the past three years have been furnished or made available to Schwarzkopf; and

              (xvi) other than with respect to taxes accrued on the Current Balance Sheet the Acquired Entity will not be subject to any Taxes, for the period ending at the Closing for any period for which a Tax Return has not been filed, imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xviii) no sales or use tax will be payable by the Acquired Entity or Schwarzkopf or transferee as a result of this transaction, and there will be no non-recurring intangible tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) as a result of this transaction.

              (xvii) the Acquired Entity and its subsidiaries (if any) has/have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

              (xix) no election pursuant to Section 338(h)(10) of the Internal Revenue Code will be made in connection with the transaction contemplated by this Agreement;

              (c) Schedule 3.20(c) sets forth any tax deductions and/or credits (including, but not limited to, actual net operating losses to carry forward for the years 2001 and prior, and an estimate of net operating losses to carry forward for years 2002 and 2003) that will be claimed by the Seller and/or the Acquired Entity on its final tax returns relating to the Acquired Entity's affiliation with Seller. Schedule 3.20(c) also sets forth any tax deductions and/or credits (including, but not limited to, actual net operating losses to carry forward for the years 2001 and prior, and an estimate of net operating losses to carry forward for years 2002 and 2003) that will be available to the Acquired Entity and/or Schwarzkopf (as the owner of the Acquired Entity) following the Closing.

         3.21 INSURANCE. Schedule 3.21 lists all valid, outstanding enforceable policies of insurance issued to the Acquired Entity by reputable insurers covering its properties, assets and business insuring against such risks and in such coverage amounts (the "Insurance Policies"). The Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid through the Closing. The Acquired Entity has complied with the provisions of such Insurance Policies applicable to it, and has or will provide to Schwarzkopf, at least ten Business Days prior to the Closing, copies of all Insurance Policies and all amendments and riders thereto. Except as set forth in Schedule 3.21, there are no pending claims under any of the Insurance Policies for an amount in excess of $25,000 in the aggregate, including any claim for loss or damage to the properties, assets or business of the Acquired Entity. The Acquired Entity has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.22 ADEQUACY OF THE ASSETS: Affiliated Transactions. Except as set forth in Schedule 3.22, the Assets, Owned Properties, Leased Premises and other equipment leased by the Acquired Entity constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Acquired Entity in the manner in which and to the extent to which such business is currently being conducted. Except as provided in Schedule 3.22 , no officer, director or shareholder of the Acquired Entity, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Acquired Entity or has any interest in any property used by the Acquired Entity.

         3.23 INTELLECTUAL PROPERTY. The Acquired Entity has full legal right, title and interest in and to or the right to use all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, customer lists, software, technical data processing technology, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business as specifically listed on Schedule 3.23 hereof (the "Intellectual Property"), which schedule shall include specific information about both intellectual property owned by the Acquired Entity and the instruments by which it has the right to use the intellectual property of another party. The conduct of the business of the Acquired Entity as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not to the Knowledge of the Acquired Entity and/or the Seller, infringe or misappropriate any rights held or asserted by any Person and , to the Knowledge of the Acquired Entity and/or the Seller, no Person is infringing on any Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.24 CONTRACTS. Schedule 3.24 sets forth a list of each Material Contract (as defined below), true, correct and complete copies of which have been provided to Schwarzkopf. Schedule 3.24 identifies certain Material Contracts that require the Consents of third parties to the transactions contemplated hereby. Schedule 3.24 indicates, for each Material Contract, whether it is currently in default. For each such contract, Schedule 3.24 indicates (i) the consequences of the default, and (ii) the conditions under which the default may be lifted. Except for actual defaults identified in
Schedule 3.24 that, as indicated in Schedule 3.24 will be cured by Closing, the Acquired Entity has not violated any of the material terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any Material Contract, all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. To the Knowledge of the Acquired Entity and the Seller, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Acquired Entity under any Material Contract, and no such event has occurred which constitutes or would constitute a default by any other party. As used in this Section 3.24, "Material Contracts" shall mean formal or informal, written or oral:

              (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same;

              (b) contracts obligating the Acquired Entity to provide or obtain products or services for a period of one year or more;

              (c) leases of real property;

              (d) leases of personal property;

              (e) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same (other than those which individually provide for annual payments of less than $10,000);

              (f) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of the Acquired Entity;

              (g) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property;

              (h) contracts relating to pending capital expenditures by the Acquired Entity;

              (i) contracts other than purchase orders entered into in the ordinary course of business obligating the Acquired Entity to purchase parts, accessories, supplies, equipment, advertising, media and media related services of any kind;

              (j) non-competition or non-disclosure agreements restricting the Acquired Entity in any manner,

              (k) any contracts other than purchase orders entered into in the ordinary course of business obligating the Acquired Entity to make payments in excess of $10,000, in the aggregate, over the remaining term of such contract; and

              (1) all other Contracts or understandings which are material to the Acquired Entity or its Business, assets or properties, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules.

         3.25 ACCURACY OF INFORMATION FURNISHED. No representation, warranty, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to Schwarzkopf or its representatives by the Acquired Entity or the Seller pursuant to the terms hereof, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein, in light of the circumstances made therein, not misleading. The Acquired Entity has or will provide Schwarzkopf, at least five Business Days prior to Closing, with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto. A disclosure on one Schedule shall be deemed a disclosure with respect to any other applicable Schedule.

         3.26 CERTAIN PAYMENTS. To the Knowledge of the Acquired Entity and/or the Seller, no director, officer, agent, or employee of the Acquired Entity, nor any other Person associated with or acting for or on behalf of the Acquired Entity, has directly or indirectly

              (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services

                   (i) to obtain favorable treatment in securing business,

                   (ii) to pay for favorable treatment for business secured,

                   (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Acquired Entity or any Affiliate of the Acquired Entity, or

                   (iv) in violation of any Legal Requirement,

              (b) (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,

                   (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or

                   (iii) made any other unlawful payment,

              (c) established or maintained any fund or asset that has not been recorded in the Acquired Entity's books and records.


3.27 NO COMMISSIONS. The Acquired Entity has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

3.28 CUSTOMER LIST. Schedule 3.28 sets forth, as of the date hereof, the 20 largest customers of the Acquired Entity in terms of sales volume during the period January 1, 2002 -- September 30, 2002, along with the amount of sales generated by each customer. To the Knowledge of the Acquired Entity, none of these customers have given notice to the Acquired Entity that they no longer intend to remain a customer of the Acquired Entity.

3.29 Negotiated Discounts Regarding Accounts Payable. Schedule 3.29 contains true and accurate copies of all settlement agreements with creditors to discount amounts owed, to the extent that Seller seeks a purchase price adjustment based upon said discounts. Seller and/or the Acquired Entity do not recognize any discounts for accounts payable except for the Enron settlement discount (which is addressed in Paragraph 17 of Schedule 1.5(b)) and those included in Schedule
3.29. These settlement agreements will result in actual savings equal to or greater than the discounts claimed as part of the purchase price adjustment mechanism. The claimed discounts generally will result in adjustments to the purchase price as part of the post-closing audit process according to the terms of Schedule 1.5(b), paragraph 17, which provides for a calculation of the adjustment related to the discount associated with the Enron payment THAT IS DIFFERENT THAN THOSE CALCULATED FOR THE OTHER SETTLEMENT AGREEMENTS.

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE CLOSING

4.1 Conduct of Business by the Acquired Entity Pending the Closing. The Acquired Entity and the Seller, jointly and severally, covenant and agree that, except as otherwise expressly required or permitted by the terms of this Agreement, between September 30, 2002 and the Closing, the business of the Acquired Entity shall be conducted only in, and the Acquired Entity shall not take any action except in, the ordinary course of business consistent with past practice. The Acquired Entity and the Seller shall use its or their reasonable best efforts to preserve intact the Acquired Entity's business organizations, to keep available the services of their current officers, employees and consultants, and to preserve their present relationships with Persons with which they have business relations. By way of amplification and not limitation, the Acquired Entity shall not, except as expressly required or permitted by the terms of this Agreement, between the date of this Agreement and the Closing, directly or indirectly, do or propose or agree to do any of the following (except to the extent such is contemplated to be done herein) without the prior written consent of Schwarzkopf which consent will not be unreasonably withheld or delayed :

       (a) amend or otherwise change its Articles of Incorporation, Bylaws or equivalent organizational documents;

       (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice; or any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it;

       (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other securities;

       (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities; or acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets;

       (e) except in the ordinary course of business consistent with past practice,

             (i) sell, lease or transfer any of its properties or assets,

             (ii) make any investment either by purchase of stock or securities, contributions of capital or property transfer, or purchase any property or assets of any other Person;

             (iii) except for routine repairs and maintenance and except for capital expenditures not exceeding $25,000 in the aggregate, make or obligate itself to make capital expenditures;

             (iv) incur any obligations or liabilities other than in the ordinary course of business consistent with past practice including, without limitation, any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances;

             (v) modify, terminate, amend or enter into any Contract other than in the normal course of business consistent with past practice as expressly required or permitted herein; or

             (vi) impose any security interest or other Lien on any of its Assets;

       (f) other than in the ordinary course of business consistent with past practice, pay any bonus to its officers or employees, or increase the compensation payable or to become payable to its officers or employees or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing trust, compensation, stock option, restricted stock pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

       (g) take any action with respect to accounting policies or procedures other than in the ordinary course of business consistent with past practice;

       (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business consistent with past practice;

       (i) enter into any transaction with the Seller or an Affiliate thereof other than in the ordinary course of business consistent with past practice;

       (j) make or pledge any charitable contributions in excess of $5,000 in the aggregate;

       or

       (k) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect in any respect.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

5.2 COMPLIANCE WITH COVENANTS. The Seller shall cause the Acquired Entity to comply with all of the covenants of the Acquired Entity under this Agreement.

5.3 COOPERATION. Each of the parties agrees to cooperate with the others in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement, and to use his or its best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

5.4 ACCESS TO INFORMATION. From the date hereof to Closing, the Acquired Entity and Seller shall afford to Schwarzkopf and its officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested.

5.5 NOTIFICATION OF CERTAIN MATTERS. Each of the parties to this Agreement shall give prompt notice to the other parties of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by such party herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that, any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement).

5.6 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party any confidential information or other proprietary knowledge concerning the business or affairs of any other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other parties hereto; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information.

5.7 NO OTHER DISCUSSIONS. The Acquired Entity and the Seller, and their Affiliates, and their employees, agents and representatives will not (a) initiate, encourage the initiation by others of discussions or negotiations with third parties, or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, capital stock (or derivatives thereof), business or properties of the Acquired Entity (whether by merger, consolidation, sale of stock, sale of assets, or otherwise), or (b) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Acquired Entity and the Seller will immediately notify Schwarzkopf if any third party attempts to initiate any solicitation, discussion, or negotiation with respect to any of the foregoing transactions, and shall provide Schwarzkopf with the name of such third parties and the terms of any offers.

5.8 RESTRICTIVE COVENANTS.

      (a) SELLER.

      SELLER (a "RESTRICTED PARTY") AGREES AS FOLLOWS:


             (i) Competitive Business. The Restricted Party hereby agrees that for a period of five (5) years following the Closing, the Restricted Party will not, with the exception of the Silvar technology, manufacture or sell products or perform any services whatsoever that Acquired Entity actually sold or provided ("Prohibited Products and Services") during calendar year 2002, or become financially interested in any such business or services, whether directly or indirectly as an owner, partner, trustee, beneficiary, stockholder, officer, director, employee or agent; provided, however, that performing services for Schwarzkopf or an Affiliate of Schwarzkopf, shall not be in violation of this covenant.

             (ii) Hiring. The Restricted Party hereby agrees that for a period of five (5) years following the Closing, the Restricted Party will not hire or attempt to hire any employee of the Acquired Entity, Schwarzkopf, or any Affiliate or otherwise encourage or attempt to encourage any such employee to leave the Acquired Entity's, Schwarzkopf's or such Affiliate's employ.

             (iii) Solicitation. The Restricted Party hereby further agrees that for a period of five (5) years following the Closing, the Restricted Party will not, in any manner or at any time, solicit or encourage any person, firm, corporation, or other business entity that does business with Schwarzkopf, the Acquired Entity, or any Affiliate of to cease doing such business; provided, however, that the foregoing shall not be construed to prohibit the Restricted Party from soliciting sales from any such Person for products and services that are not Prohibited Products and Services.

             (iv) Covenants Independent. Each restrictive covenant on the part of the Restricted Party set forth in this Section 5.8 shall be construed as a covenant independent of any other covenant or provisions of this Agreement or any other agreement which the Restricted Party may have, fully performed and not executory, and the existence of any claim or cause of action by the Restricted Party against the Acquired Entity, Schwarzkopf, or any Affiliate, whether predicated upon another covenant of this Agreement or otherwise, shall not constitute a defense to the enforcement by Schwarzkopf of any other covenant.

             (v) Divisibility of Covenant Areas and Periods. If any portion of the restrictive covenants contained herein is held to be unreasonable, arbitrary or against public policy, each covenant shall be considered divisible both as to time and geographical area; and each one (1) month of the specified period shall be deemed a separate period of time and each county of the geographical area, so that the maximum lesser time period and geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy.

             (vi) Injunctive and Equitable Relief. The Restricted Party recognizes and hereby expressly agrees that the extent of damages to Schwarzkopf or any Affiliate in the event of a breach by the Restricted Party of any restrictive covenant set forth herein would be impossible to ascertain, that the irreparable harm arising out of any breach shall be irrebuttably presumed, and that the remedy at law for any breach will be inadequate to compensate Schwarzkopf or any Affiliate. Consequently, the Restricted Party hereby agrees that in the event of a breach of any such covenant, in addition to any other relief to which Schwarzkopf or any Affiliate may be entitled, Schwarzkopf and any Affiliate shall be entitled to enforce the covenant by injunctive or other equitable relief ordered by a court of competent jurisdiction.

(b) SCHWARZKOPF.

Schwarzkopf, a "Restricted Party," hereby agrees as follows:

             (i) COMPETITIVE BUSINESS. The Restricted Party hereby agrees that for a period of five (5) years following the Closing, the Restricted Party will not, with the exception of the Silvar technology, manufacture or sell products or perform any services whatsoever that SPM, a division of Seller, actually sold or provided during calendar year 2002 ("Prohibited Products and Services"), or become financially interested in any such business or services, whether directly or indirectly as an owner, partner, trustee, beneficiary, stockholder, officer, director, employee or agent; provided, however, that performing services for Schwarzkopf or an Affiliate of Schwarzkopf, shall not be in violation of this covenant.

         (ii) HIRING. The Restricted Party hereby agrees that for a period of five (5) years following the Closing, the Restricted Party will not hire or attempt to hire any employee of Seller or its Affiliates or otherwise encourage or attempt to encourage any such employee to leave Seller's or its Affiliates' employ.

         (iii) SOLICITATION. The Restricted Party hereby further agrees that for a period of five (5) years following the Closing, the Restricted Party will not, in any manner or at any time, solicit or encourage any person, firm, corporation, or other business entity that does business with Seller or its Affiliates to cease doing such business; provided, however, that the foregoing shall not be construed to prohibit the Restricted Party from soliciting sales from any such Person for products and services that are not Prohibited Products and Services.

         (iv) COVENANTS INDEPENDENT. Each restrictive covenant on the part of the Restricted Party set forth in this Section 5.8 shall be construed as a covenant independent of any other covenant or provisions of this Agreement or any other agreement which the Restricted Party may have, fully performed and not executory, and the existence of any claim or cause of action by the Restricted Party against SPM, whether predicated upon another covenant of this Agreement or otherwise, shall not constitute a defense to the enforcement by SPM of any other covenant.

         (v) DIVISIBILITY OF COVENANT AREAS AND PERIODS. If any portion of the restrictive covenants contained herein is held to be unreasonable, arbitrary or against public policy, each covenant shall be considered divisible both as to time and geographical area; and each one (1) month of the specified period shall be deemed a separate period of time and each county of the geographical area, so that the maximum lesser time period and geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy.

         (vi) INJUNCTIVE AND EQUITABLE RELIEF. The Restricted Party recognizes and hereby expressly agrees that the extent of damages to Seller or any Affiliate in the event of a breach by the Restricted Party of any restrictive covenant set forth herein would be impossible to ascertain, that the irreparable harm arising out of any breach shall be irrebuttably presumed, and that the remedy at law for any breach will be inadequate to compensate Seller or any Affiliate. Consequently, the Restricted Party hereby agrees that in the event of a breach of any such covenant, in addition to any other relief to which Seller or any Affiliate may be entitled, Seller and any Affiliate shall be entitled to enforce the covenant by injunctive or other equitable relief ordered by a court of competent jurisdiction.

(c) NON APPLICABILITY OF RESTRICTIONS AND TERMINATION OF RESTRICTIONS.

       (1) For the avoidance of doubt, the parties hereto agree that the restrictions contained in this Section 5.8 shall not apply to any Person acquired by a Restricted Party with respect to any Prohibited Products and Services that such acquired Person manufactured and/or sold at the time of acquisition.

       (2) The parties also agree that if a Restricted Party is acquired after the Closing by a party that is not an Affiliate of the Restricted Party, then the restrictions contained in this Section 5.8 upon the Restricted Party shall not apply to the extent that the acquiring party engaged in the sale and/or manufacture of any Prohibited Product for a period of at least six (6) months prior to the date of acquisition.


5.9 SHAREHOLDER AND DIRECTOR VOTE. The Seller, in executing this Agreement, consents as sole shareholder of the Acquired Entity, to the Acquisition and other transactions contemplated hereby.

5.10 DUE DILIGENCE REVIEW. Schwarzkopf shall be entitled to conduct prior to Closing a due diligence review of the assets, properties, books and records, and other materials of the Acquired Entity including, without limitation, records of accounts receivable, contracts, policies and procedures, vendor names and addresses, customer lists with addresses and telephone numbers, equipment and maintenance records, leases, liability and health insurance policies, payroll records, employment records, and records of any employee benefit plans. Further, Schwarzkopf may conduct an interview of the Acquired Entity's counsel, accountants and other persons with respect to the Business of the Acquired Entity and the transactions contemplated herein. Schwarzkopf also shall be entitled to conduct prior to Closing an environmental assessment of the Owned and Leased Premises, if applicable (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Owned and Leased Premises and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records (including but not limited to, off-site disposal records and manifests), documents, and Licenses of the Acquired Entity. The Seller and the Acquired Entity shall provide Schwarzkopf or its designated agents or consultants with reasonable access to such property as Schwarzkopf, its agents or consultants require to conduct the Environmental Assessment. Schwarzkopf's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Acquired Entity and/or the Seller under this Agreement.

5.11 CERTAIN TAX MATTERS. The Seller shall duly prepare or cause to be prepared, and file or cause to be filed, on a timely basis, all Federal, State and Local Tax Returns for the Acquired Entity for any period ending on or before Closing. The Seller shall provide such Tax Returns to Schwarzkopf for review at least fifteen (15) business days prior to their due date (including extensions where applicable). If the Seller determines that it is required to file an amended Tax Return with respect to the Acquired Entity, then it shall provide a copy to Schwarzkopf at least fifteen (15) days prior to filing the same. After Closing, each party shall provide the other with such information and records and access to such of its officers, directors, employees and agents as may be reasonably requested in connection with the preparation of any tax return or any audit or other proceeding relating to the Acquired Entity.

5.12 ZHOU LITIGATION. (a) Seller will enter into an agreement with the Acquired Entity and current counsel representing the Acquired Entity in the litigation Zhou et. al. v. Polese et. al. ("Zhou Litigation") such that Seller will be directly responsible for the payment of all counsel fees and Schwarzkopf will have no liability therefor. Seller will not terminate the engagement of counsel for the Zhou Litigation without first obtaining (1) an engagement agreement which makes Seller the only party responsible for paying counsel fees, and (2) the consent of Schwarzkopf, which consent will not be unreasonably withheld. Schwarzkopf will be consulted on all major litigation issues that arise in these matters (including, but not limited to, settlement negotiations).

(b) Seller will enter into an agreement with the plaintiffs in the litigation Zhou et. al. v. Polese et. al. ("Zhou Litigation") such that the plaintiffs are bound not to seek any payment from the Acquired Entity in connection with the litigation, as well as the other warranties and offers of indemnification set forth in the proposed agreement attached as Schedule 5.12.

(3) The Acquired Entity will assign to Seller all of its claims against La Roche Industries and the other defendants in the Zhou Litigation for business interruption, indemnity and any and all other claims the Acquired Entity may have against such parties for damages arising out of the incident that forms the basis of plaintiffs' claims in the Zhou Litigation. The Acquired Entity will also assign to Seller all of its rights against Chubb Insurance Company with respect to the defense of and coverage of damages with respect to the Zhou Litigation.

(4) Schwarzkopf will use its reasonable best efforts to cause the Acquired Entity and its employees to cooperate in the defense of the Zhou Litigation.

5.13 Sales Tax Escrow. Seller and/or the Acquired Entity will, prior to the Closing, reach a binding agreement with the State of California Board of Equalization under which Seller will pay for all liability for sales and use tax due to sale-leaseback transactions entered into between 1998 and 2001 and the Acquired Entity will be released from any claims for said tax liability. Seller and/or the Acquired Entity will, at least three (3) Business Days prior to the Closing, provide Schwarzkopf with adequate documentation that demonstrates that such a binding agreement ("Novation Agreement") has been reached; if no such resolution is possible by the Closing Date, Schwarzkopf shall deduct the amount in dispute ("Sales Tax Escrow Amount") from the purchase price to be paid at Closing and the amount so deducted will be added to the Escrow Fund to be held pending the resolution of such claim or the execution of a Novation Agreement and the Escrow Fund as a whole will be dealt with as provided for in Sections
1.5 and 1.6 of this Agreement and as provided for immediately below. Upon execution of a Novation Agreement, the Sales Tax Escrow Amount shall be released from escrow and paid over to the Seller. If a Novation Agreement is not executed and instead the claim is resolved, then upon resolution of such claim, the amount required to be paid to the State of California Board of Equalization shall be paid out of the Escrow Fund and the balance of the Sales Tax Escrow Amount, if any, shall be paid to the Seller. Conversely, if the amount required to be paid to the State of California Board of Equalization exceeds the Sales Tax Escrow Amount, Seller will pay the deficit to the State of California Board of Equalization in compliance with said Board's payment deadline.

5.14 SAN DIEGO WATER POLLUTION ESCROW. Schwarzkopf will place $32,000 in escrow ("the Water Pollution Escrow Amount") to pay for any and all equipment upgrade costs and/or environmental penalties assessed by the San Diego Metropolitan Wastewater District in connection with Notices of Violation issued during calendar year 2002 due to nickel levels in wastewater discharged by the Acquired Entity ("Nickel Discharge Issues"). If at any time it is reasonably determined that all Nickel Discharge Issues have been resolved and there is a remaining balance of the Water Pollution Escrow Amount, said amount will be refunded to Seller within 30 Business Days.



                                   ARTICLE VI
                  CONDITIONS TO THE OBLIGATIONS OF SCHWARZKOPF

The obligations of Schwarzkopf to effect the Acquisition and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Schwarzkopf:

6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Acquired Entity and the Seller in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except that those representations and warranties which address matters only as of particular date shall remain true and correct as of such date. The Acquired Entity and the Seller shall have performed or complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Acquired Entity and the Seller shall have delivered to Schwarzkopf a certificate, dated as of the Closing Date, (which in case of the Acquired Entity shall be duly signed by its President and Secretary) certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date; (a) there shall have been no Material Adverse Change to the Acquired Entity (excluding a Material Adverse Change resulting from losses suffered after September 30, 2002 to the extent taken into account in adjusting the Purchase Price pursuant to Sections 1.5 and 1.6 hereof), (b) there shall have been no adverse federal, state or local legislative or regulatory change having a Material Adverse Effect on the services, products or business of the Acquired Entity, and (c) none of the Assets of the Acquired Entity shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect on the Acquired Entity, and the Acquired Entity and the Seller shall have delivered to Schwarzkopf a certificate, dated as of the Closing Date, to that effect.

6.3 CORPORATE CERTIFICATE. The Acquired Entity and the Seller shall have delivered to Schwarzkopf (i) copies of the Articles of Incorporation of the Acquired Entity certified by the California Secretary of State no longer than fifteen (15) business days prior to the Closing Date and copies of the Bylaws of the Acquired Entity as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Board of Directors and the shareholder of the Acquired Entity authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Acquired Entity issued by the State of California and each other state in which it is qualified to do business as of a date not more than five (5) business days prior to the Closing Date, and all of such documents as to the Acquired Entity shall be certified as of the Closing Date by the Secretary of the Acquired Entity as being true, correct and complete.

6.4 CONSENTS. The Acquired Entity, the Seller, and Schwarzkopf shall have received consents to the Acquisition and other transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Acquired Entity, from any Person from whom such consent or waiver is required, including without limitation, under any Material Contract listed or required to be listed in Schedule 3.24 prior to the Closing, or who as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Material Contracts or instruments, either by the terms thereof or as a matter of law. Schwarzkopf, Seller and Acquired Entity shall have obtained other approvals required under state laws and all other Governmental Authorities with respect to the transactions contemplated hereby.

6.5 SECURITIES LAWS. Seller shall have received all necessary consents, if any, and otherwise complied with any state Blue Sky or securities laws and Federal SEC laws and regulations, if any, applicable to the transactions contemplated hereby.

6.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Acquisition or other transactions hereunder, or which, in the reasonable judgment of Schwarzkopf, makes it inadvisable to proceed with the transactions contemplated hereby.

6.7 COMPLETION OF DUE DILIGENCE. Schwarzkopf's due diligence review shall be completed by the Closing Date.

6.8 CONTRACT WITH FRANK POLESE. (1) Schwarzkopf shall have obtained a statement from Frank Polese that he does not have any contractual or other obligations that would conflict with his continued, indefinite service as President of Polese and Mr. Polese and (2) Schwarzkopf shall have reached an agreement for Frank Polese's continued service as President of Polese.

6.9 OPINION OF COUNSEL. Schwarzkopf shall have received an opinion from Seller's counsel dated as of the Closing Date, addressed to Schwarzkopf, substantially in the form attached hereto as Schedule 6.9.

6.10 MINUTE BOOKS. Schwarzkopf shall have received all of the original corporate records of the Acquired Entity.

6.11 APPROVALS. Seller and/or the Acquired Entity shall have complied with all State and Federal laws and regulations relative to Seller's sale of the Acquired Entity to Schwarzkopf.

6.12 RELEASE REGARDING OBLIGATIONS TO FRANK POLESE. Seller will execute an agreement releasing Schwarzkopf from any claims Seller may make against Schwarzkopf in connection with Frank Polese's employment at the Acquired Entity up until the Closing Date.


                                   ARTICLE VII
                      CONDITIONS TO THE OBLIGATIONS OF THE
                         ACQUIRED ENTITY AND THE SELLER

The obligations of the Acquired Entity and the Seller to effect the Acquisition and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Acquired Entity and the Seller.

7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Schwarzkopf contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Schwarzkopf shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Schwarzkopf shall have delivered to the Seller a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

7.2 NO ORDER OR INJUNCTION. There shall not be issued and in effect by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

7.3 OPINION OF COUNSEL. Seller shall have received an opinion from Schwarzkopf's counsel dated as of the Closing Date, addressed to Seller, substantially in the form attached hereto as Schedule 7.3.

                                  ARTICLE VIII
                                 INDEMNIFICATION

8.1 AGREEMENT BY THE SELLER FOR INDEMNIFICATION. The Seller agrees to indemnify and hold Schwarzkopf and its stockholders, directors, officers, employees, attorneys, agents and Affiliates harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Schwarzkopf arising out of, relating to, or resulting, from (i) any breach of a representation or warranty made by the Acquired Entity and/or the Seller in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Acquired Entity, or the Seller in or pursuant to this Agreement, (iii) any inaccuracy in any certificate, instrument or other document delivered by the Acquired Entity and/or the Seller as required by this Agreement; (iv) any Tax liability that may be charged against the Acquired Entity for activity that took place prior to the Closing Date net of any net operating losses available to Polese or other credits that may be applied to reduce any such Tax Liability ("Indemnifiable Damages"); or (v) any expense resulting from the Zhou litigation; provided, however, Indemnifiable Damages shall not include any item that was taken into account in determining the Closing Net Worth. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Schwarzkopf, its stockholders, directors, officers, employees, attorneys, agents, and Affiliates shall have the right to be put in the same after-tax consolidated financial position as they would have been in if the breach or inaccuracy referenced in the foregoing clauses (i), (ii), (iii), and (iv) that caused such Indemnifiable Damages had not occurred, taking into consideration insurance proceeds actually received by Schwarzkopf or the Acquired Entity or agreed to be paid to Schwarzkopf or the Acquired Entity. Notwithstanding the foregoing provisions, no claim for Indemnifiable Damages shall be asserted by Schwarzkopf or any other Person, until the aggregate of all Indemnifiable Damages exceeds the sum of Fifty Thousand and no/100 Dollars ($50,000.00) (the "Indemnification Threshold"), in which case Schwarzkopf shall be entitled to Indemnifiable Damages in excess of $25,000. In no event shall Seller's liability hereunder exceed in the aggregate the Consideration paid to it by Schwarzkopf for the Purchased Shares.

8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Acquired Entity and the Seller in this Agreement or pursuant hereto shall survive for two (2) years following the Closing Date. No claim for the recovery of Indemnifiable Damages may be asserted in writing by Schwarzkopf after such representations and warranties shall thus have expired; provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any Knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith; provided, however, if Schwarzkopf discovers in its due diligence review that one or more of the representations and warranties made by Seller or the Acquired Entity is incomplete or inaccurate in any respect it shall so inform the Seller. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties of Schwarzkopf shall survive for two (2) years following the Closing Date.

8.3 REMEDIES CUMULATIVE; WAIVER. The remedies provided herein shall be the sole remedies for breach of contract, but shall not preclude Schwarzkopf from asserting any other right or from seeking any other remedies against the Seller, including remedies for injunctive relief. The Seller hereby waives and right to contribution or any other similar right it may have against the Acquired Entity as a result of its Agreement to Indemnify in this Article VIII.

8.4 DEFENSE OF THIRD PARTY CLAIMS. With respect to each third party claim for which a party seeks indemnification under this Article VIII (a "Third Party Claim"), the indemnified party shall give prompt notice to the indemnifying party of the Third Party Claim, provided that failure to give such notice promptly shall not relieve or limit the obligations of the indemnifying party unless the indemnifying party has been materially prejudiced thereby (and such failure to notify the indemnifying party will not relieve them from any other liability they may have to the indemnified party). If the remedy sought in the Third Party Claim is solely money damages, or if indemnified party otherwise permits, then the indemnifying party at its sole cost and expense, may, upon notice to the indemnified party within fifteen (15) days after the indemnifying party receives notice of the Third Party Claim, assume the defense of the Third Party Claim. If the indemnifying party assumes the defense of a Third Party Claim, then the indemnifying party shall select counsel reasonably satisfactory to the indemnified party to conduct the defense. The indemnifying party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (i) the settlement or judgment is solely for money damages and the indemnifying party admits in writing its liability to hold the indemnified party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement or judgment or (ii) the indemnified party consents thereto, which consent shall not be unreasonably withheld. The indemnifying party shall provide the indemnified party with fifteen (15) days prior notice before it consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim. The indemnified party shall be entitled to participate, at its own expense, in the defense of any Third Party Claim, the defense of which is assumed by the indemnifying party with its own counsel and at its own expense. With respect to Third Party Claims in which the remedy sought is not solely money damages and the indemnified party does not permit the indemnifying party to assume the defense, the indemnifying party shall, upon notice to the indemnified party within fifteen (15) days after the indemnifying party receives notice of the Third Party Claim, be entitled to participate in the defense with its own counsel at its own expense. If the indemnifying party does not assume or participate in the defense of any Third Party Claim in accordance with the terms of this Section, then the indemnifying party shall be bound by the results obtained by the indemnified party with respect to the Third Party Claim. The parties shall cooperate in the defense of any Third Party Claim.

8.5 COOPERATION IN TRANSFER OF OBLIGATIONS.

         (a) Seller has guaranteed certain obligations of the Acquired Entity ("Guaranteed Obligations"), including obligations of the Acquired Entity to the counter-parties (the "Guaranteed Parties") to the contracts noted in Schedule
3.24. To the extent that such guarantees relate exclusively to obligations of the Acquired Entity, Schwarzkopf agrees to use its reasonable best commercial efforts to cause the Guaranteed Parties to release the Seller from the guarantees it has issued to the Guaranteed Parties. Accordingly, Schwarzkopf agrees to provide such financial information as is reasonably requested by the Guaranteed Parties and shall execute the Guaranteed Parties' standard form guarantees.

         (b) Schwarzkopf agrees to indemnify and hold Seller and its stockholders, directors, officers, employees, attorneys and agents and Affiliates harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Seller or any of the other indemnified parties arising out of or relating to or resulting from(i) the failure of the Acquired Entity or Schwarzkopf to pay any of the Guaranteed Obligations or (ii) the operation of the business of the Acquired Entity after Closing.



                                   ARTICLE IX
                                   DEFINITIONS

9.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

"Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

"Business Days" shall mean any day on which banks are generally open to conduct business in New York.

"Code" means the Internal Revenue Code of 1986, as amended.

"Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

"Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air in violation of law, whether intentional or unintentional.

"Environmental Costs" shall mean any and all expenses, costs, damages, liabilities, or obligations (including, without limitation, fees and expenses of counsel) incurred by, under or pursuant to any Environmental Laws or related to the Discharge, Handling, presence or clean up of Hazardous Substances arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date whether or not in the ordinary course of business.

"Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

         (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

         (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

         (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

         (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "Environmental Law" or "Environmental Laws" means any and all of the following:

         (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C.ss.9601, et. MC .., (herein, collectively, "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.ss.6901 et. seq. (herein, collectively, -- --- "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C.ss.1801, et. seq. (the "Hazardous -- --- Materials Transportation Act"); the Clean Water Act, as amended, 33 U.S.C.ss.1311, et. seq., (the "Clean Water -- --- Act"); the Clean Air Act, as 10 amended, 42 U.S.C.ss.7401-7642, (the "Clean Air Act"); the Toxic Substances Control Act, as amended, 15 U.S.C.ss.2601 et. seq., (the "Toxic Substances Control Act"); the Federal -- --- Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C.ss.136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended 42 U.S.C.ss.11001, et. seq., (Title III of SARA) ("EPCRA"); and -- --- the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.ss.651, et. seq., ("OSHA"); -- ---

         as well as any Legal Requirement that requires or relates to:

         (b) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment,

         (c) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

         (d) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

         (e) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

         (f) protecting resources, species, or ecological amenities;

         (g) reducing to acceptable levels the risks inherent in transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

         (h) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

         (i) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Liabilities" shall mean

         (i) any obligations and liabilities of the Acquired Entity, absolute or contingent, known or unknown, other than Designated Liabilities;

         (ii) any liability or obligation of the Acquired Entity arising under this Agreement;

         (iii) any liability or obligation of the Acquired Entity relating to any default under any Designated Liability to the extent such default existed and was not cured prior to the Closing;

         (iv) any liability or obligation of the Acquired Entity with respect to, or arising out of, any employee benefit plan, executive deferred compensation plan, or any other plans or arrangements for the benefit of any employees or officers of the Acquired Entity;

         (v) any liability or obligation of the Acquired Entity to the Seller or any Affiliate of the Acquired Entity and/or the Seller or to any party claiming to have a right to acquire any shares of capital stock or other securities convertible into or exchangeable for any shares of capital stock of the Acquired Entity, and

         (vi)     any Environmental Costs or Litigation Costs.

         "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

         "GAAP" means generally accepted accounting principles in effect in the United States of America in effect as of the date of this Agreement.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Governmental Authorization" shall mean -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

         "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law.

         "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

         "Knowledge" shall mean,

         (a) in the case of an individual, that individual will be deemed to have "Knowledge" of a particular fact or other matter if:

              (i) the individual is actually aware of such fact or other matter; or

              (ii) the individual could be expected to discover such fact or other matter in the course of conducting a reasonable and usual investigation concerning the existence of such fact or other matter.

         (b) in the case of a firm, that firm will be deemed to have "Knowledge" of a particular fact or other matter if, for any individual who is an agent of the firm,:

              (i) the individual is actually aware of such fact or other matter in his or her official capacity; or

              (ii) the individual could be expected, in his or her official capacity, to discover such fact or other matter in the course of conducting a reasonable and usual investigation concerning the existence of such fact or other matter.

         "Legal Requirement" shall mean any federal, state, local, municipal, foreign, or other administrative order, law, ordinance, principle of common law, regulation, or statute.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Litigation Costs" shall mean any and all expenses, costs, damages, liabilities, or obligations (including, without limitation, fees and expenses of counsel) incurred in connection with any action, suit, or other legal or administrative proceeding or governmental investigation arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business), including those matters set forth on Schedule 3.11.

         "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects. If the aggregate result of the changes (or effects) in the overall net worth of the Acquired Entity is a decrease in excess of $100,000 subsequent to the Closing, then the Acquired Entity would have sustained a Material Adverse Change (or Effect) over that given period of time.

         "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

         "Organizational Documents" means --

         (a) the articles or certificate of incorporation and the bylaws of a corporation;

         (b) the partnership agreement and any statement of partnership of a general partnership;

         (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership;

         (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and

         (e) any amendment to any of the foregoing.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes whether Federal, State or Local.

         "Tax" and/or "Taxes" mean all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, use, franchise, intangible, payroll, withholding, social security, gross receipts, license, employment, severance, stamps, occupation, premium, customs duties, transfer, registration, estimated and unemployment taxes imposed by any federal, state, local or foreign government agency, including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person, and any interest or penalties related thereto.

         9.2 Other Definitional Provisions.

              (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

              (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

              (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

              (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                    ARTICLE X
                        TERMINATION, AMENDMENT AND WAIVER

      10.1 TERMINATION. This Agreement may be terminated at any time prior to
           Closing:

              (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

              (b) by Schwarzkopf upon delivery of written notice to the Acquired Entity and the Seller in accordance with this Agreement in the event of a material breach by the Acquired Entity and/or the Seller of any provisions of this Agreement, including covenants, warranties or representations; or

              (c) by the Acquired Entity and the Seller upon delivery of written notice to Schwarzkopf in accordance with this Agreement in the event of a material breach by Schwarzkopf of any provision of this Agreement, including covenants, warranties or representations; or

              (d) by (i) Schwarzkopf or (ii) the Acquired Entity and the Seller upon delivery of written notice in accordance with this Agreement, if the Closing shall not have occurred by January 15, 2003, provided that the reason for failing to Close is not the result of the party seeking to terminate.

      10.2 EFFECT OF TERMINATION. Except for the provisions of Section 5.6 regarding confidentiality, in the event of termination of this Agreement, this Agreement shall forthwith become void and of no further force and effect, and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which any party shall designate in writing to the other parties):

                  (a)      if to Schwarzkopf to:

                           Heri Sontgerath
                           Chief Financial Officer
                           Schwarzkopf Technologies Corporation
                           115 Constitution Boulevard
                           Franklin, MA 02038
                           Telephone No.: (617) 553-3800, x224
                           Facsimile No.: (617) 553-3823

                  with copies to:

                           Bernhard Schretter
                           Plansee Aktiengesellschaft
                           A-6600
                           Reutte/Austria
                           Telephone No.: (011) 43 5672 600-2216
                           Facsimile No.:

                  and

                           Norman G. Orodenker, Esq.
                           Tillinghast Licht Perkins Smith & Cohen, LLP
                           Ten Weybosset Street, 10th Floor
                           Providence, RI 02903
                           401-456-1200, ext. 333
                           401-456-1210 fax

                  (b)      If to the Seller to:
                           SEMX Corporation
                           1 Labriola Court
                           Armonk, New York 10504
                           Attention: Chairman
                           914-273-5500

                           912-273-5860 fax

                  with a copy to:

                           Joel Salon, Esq.
                           Salon, Marrow, Dyckman & Newman, LLP
                           685 Third Avenue
                           New York, NY 10017
                           (212) 661-7100
                           (212) 661-3339 (fax)

         11.2 ENTIRE AGREEMENT. This Agreement (including any Schedules and Exhibits attached hereto) and other documents delivered at Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matters and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Schedules and Exhibits constitute a part hereof as though set forth in full above.

         11.3 EXPENSES. Except as otherwise provided herein, the Seller shall all pay their own and the Acquired Entity's fees and expenses, including counsel fees incurred in connection with this Agreement or any transaction contemplated hereby. Schwarzkopf shall pay its own fees and expenses, including its own counsel fees.

         11.4 AMENDMENT: WAIVER. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

         11.5 BINDING EFFECT: ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by the Acquired Entity and/or the Seller without the prior written consent of Schwarzkopf. Schwarzkopf may assign all or any portion of its rights hereunder to one or more of its wholly owned subsidiaries; provided, however, that notwithstanding any such assignment, Schwarzkopf shall not be released of its obligations hereunder and it shall remain jointly and severally liable with respect thereto together with its assignee.

         11.6 COUNTERPARTS. This Agreement may be executed by signatures transmitted by facsimile and in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         11.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, Schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules. A disclosure on one Schedule shall be deemed a disclosure on all Schedules. Whenever, the words "include," "includes," or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." Except as otherwise provided herein, time shall be of the essence in this Agreement.

         11.8 GOVERNING LAW: Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State.

         11.9 JURISDICTION.

                  (a) The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in either the state court of New York or Rhode Island or in the U.S. District Court for New York or Rhode Island, and the parties hereby irrevocably accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.

                  (b) In addition, Schwarzkopf, the Acquired Entity and the Seller each hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in such jurisdiction and hereby further irrevocably waives any claim that any suit, action or proceedings brought in any such court has been brought in an inconvenient forum.

         11.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advise of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         The parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   SCHWARZKOPF TECHNOLOGIES CORPORATION



                                   By:__________________________
                                      Name: Bernhard Schretter
                                      Title: Director




                                   POLESE COMPANY, INC.


                                   By:
                                   Name: Frank Polese
                                   Title:   President



                                   SEMX CORPORATION



                                   By:
                                   Name: Gilbert Raker
                                   Title:   C.E.O.

Schedule   1.5(a)(i):   Target  Net  Asset
Statement


                                              09/30/02          Adjustments             Target Net Assets
                                                                                     And Target Net Worth
Current Assets
  Cash                                        $  (325)           $   397                         $     72
  Intercompany A/R                                294               -294                                -
  Trade A/R                                     2,163                                               2,163
  A/R allowance                                  (287)                                               (287)
  Other Receivables                                81                  -                               81

Inventory
    Raw Materials                               2,049                                               2,049
    WIP                                           843                                                 843
    Finished goods                                519                                                 519
    Inventory reserve                          (1,208)                                             (1,208)
                                              -------            -------                         ---------
  Total Inventory                               2,203                                               2,203
  Prepaid expenses                                326                                                 326
  Deferred income taxes                         1,531             (1,531)                               -
                                              -------            -------                         ---------
Total Current Assets                            5,986             -1,428                            4,558
LT Assets
  PP&E, net                                    14,945                  -                           14,945
  Deposits                                        360                                                 360
  Patents, net                                    475                                                 475
  Patents, APC, net                               777                                                 777
  AISIC Tech, net                                  94                                                  94
  Silver Tech, net                                 99                                                  99
  Goodwill, net                                     -                                                   -
                                              -------            -------                         ---------
                                               16,750                  -                           16,750
Reserve for write off of assets to NRV         -7,891                  -                           -7,891
                                              -------            -------                         ---------
Total Assets                                   14,845             -1,428                           13,417
                                              -------            -------                         ---------
Current Liabilities
  Accounts payable                              2,180                397                            2,577
   Accrued accounts payable                       359                                                 359
  A/P interco                                     194               (194)                               -
  Accrued payroll                                 555                                                 555
  Accrued other                                    21                                                  21
  Accrued tax                                  (1,098)             1,098                                -
  Other liabilities                                83                                                  83
  Current portion of
  SEMX term loan                                  300               (300)                               -
  Current portion of                            1,319                                               1,319
   long term leases/mortgages
                                              -------            -------                         ---------
Total Current liabilities                       3,913              1,001                            4,914

Long Term Liabilities
  Cap leases payable, long term                 2,149                                               2,149
  Notes payable                                     8                 (8)                               -
  SEMX term note                                  937               (937)                               -
  Mortgage payable, long term                   2,427                                               2,427
  Deferred tax                                    770               (770)                               -
                                              -------            -------                         ---------
Total Liabilities                              10,204               (714)                           9,490
                                              -------            -------                         ---------
Equity,    including   Parent   Investment      4,641               -714                            3,927
Account
                                              -------            -------                         ---------
Total liabilities & Equity                     14,845             -1,428                           13,417
                                              -------            -------                         ---------
Net Assets                                    $ 4,641            $  (714)                        $   3,927
                                              =======            =======                         =========

Schedule 1.5(a)(ii):  Basis of presentation for the Balance Sheet


The September 30, 2002 Balance Sheet as presented in the Financial Statements has been prepared in accordance with GAAP and on the following basis:

1. Drafts Outstanding represent book overdrafts resulting from uncleared checks to third parties against the bank accounts

2. Trade AR, intercompany represents activity between Polese and Related Affiliates, including trade show costs; car allowance, travel and wages for CV Pham and Frank Polese; and other charges to SPM or SEMX.

3. Trade accounts receivable consists of billed receivables for products shipped on or prior to September 30, 2002 (or the relevant period in the case of the Estimated Closing Net Asset Statement and Audited Closing Net Asset Statements). The trade accounts receivable is net of reserve for doubtful accounts and sales returns. Management evaluates doubtful account reserves on an individual customer-by-customer basis. The bad debt reserve at September 30, 2002 totaled $287 thousand. The Company records sales returns within 30 days of receipt of the returned product depending on the outcome.

4. Other Receivables include employee loans and advances and other receivables.

5. Inventories consist of raw materials, work in process (WIP) and finished goods. Raw materials primarily consist of gold, gold reclaim, silvar, powder, sheet stock and ceramic products. Raw materials are valued at actual cost. Finished goods and a portion of WIP are valued using the selling price less an effective gross margin of 25%. Management evaluates excess and obsolete inventory based on historical and anticipated usage compared with quantities on hand.

6. Prepaid expenses consist primarily of supplies, insurance, property taxes and service contracts.

7. Other long-term assets include note receivable, net of reserve and deposits.

8. Reserve for write-off of net assets represents the reduction of net assets to net realizable value which represents the amount included by Seller in the 10-Q Statement filed with the Securities and Exchange Commission as of September 30, 2002.

9. Property, plant and equipment include land, building, leasehold improvements, tools & dies, capitalized equipment leases and machinery and equipment used to produce products. All property, plant and equipment are stated at cost, less accumulated depreciation.

10. Intangible Assets consists of patents, ALSIC technology and Silvar technology. Intangible assets are amortized over a period up to 17 years.

11. Deposits consist primarily of capital equipment to be purchased, one-month rent for capital leases, energy supplier credit and other long-term deposits.

12. Accounts payable consists of third party trade payables.

13. Accrued accounts payable includes unvouchered third party payables, workers compensation, property taxes, travel expenses and dispute settlements for MER, Coining and OSHA.

14. Accounts payable, intercompany represents activity between Polese and Related Affiliates including trade purchases, rent for the England sales office and Malaysia facility, employee loans and other related party expenses.

15. Accrued payroll, accrued other and other liabilities represents payroll and related benefits, commissions, silvar technology royalties, deposits from tenants and sales tax payables.

16. Current portion of SEMX term loan and SEMX Term Note Payable includes the allocated PNC debt from SEMX to the Acquired Entity.

17. Current portion and long term portion of Long Term Lease/Mortgage, Capital Leases Payable and Mortgage Payable consists of third party debt for capital leases and the mortgages.

Schedule 1.5(b): Policies and Procedures to Calculate Target Net Asset Statement, Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement

The policies and practices used in preparing the "Target Net Asset Statement", including those set forth below, will be used in preparing the "Estimated Closing Net Asset Statement" and the "Audited Closing Net Asset Statement", except to the extent that specific policies are set forth below for purposes of the Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement.

1. Cash within the PNC banking system is excluded for purposes of the Target Net Asset, Estimated Closing Net Asset and Audited Closing Net Asset Statements. To the extent that there is a book overdraft resulting from uncleared checks to third parties against the PNC bank accounts, the drafts outstanding will be included in accounts payable except to the extent that those drafts outstanding are funded by Parent (SEMX) as checks are cleared.

2. Trade AR, intercompany represents activity between Polese and Related Affiliates, including trade show costs; car allowance, travel and wages for CV Pham and Frank Polese; and other charges to SPM or SEMX. This account is excluded for the purposes of the Target, Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement. This balance will be forgiven by Polese and shall be classified in Investment from Parent prior to closing.

3. Trade accounts receivable consists of billed receivables for products shipped on or prior to September 30, 2002 (or the relevant period in the case of the Estimated Closing Net Asset Statement and Audited Closing Net Asset Statements). The trade accounts receivable is net of reserve for doubtful accounts and sales returns.

         a. Management evaluates doubtful account reserves on an individual customer-by-customer basis. The bad debt reserve at September 30, 2002 totaled $287 thousand. The bad debt reserve on the Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement shall be determined in accordance with GAAP and prior practice, but shall in no event be lower than $287 thousand, except to the extent that balances are written off.

         b. The Company records sales returns within 30 days of receipt of the returned product depending on the outcome. All known returns received for Sales included on the Estimated and Closing Balance Sheet shall be appropriately accounted for in the Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement in accordance with GAAP.

4. Other Receivables include employee loans and advances and other receivables.

5. Inventories consist of raw materials, work in process (WIP) and finished goods. Raw materials consist primarily of gold, gold reclaim, silvar, powder, sheet stock and ceramic products. Raw materials are valued at actual cost. Finished goods and a portion of WIP are valued using the selling price less an effective gross margin of 25%. The effective gross margin of 25% will remain unchanged for the purposes of the Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement.

         Management evaluates excess and obsolete inventory based on historical and anticipated usage compared with quantities on hand. The inventory reserve shall remain at an agreed upon amount of $1.2 million on the Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement.

6. Prepaid expenses consist primarily of supplies, insurance, property taxes and service contracts.

7. Other long-term assets include note receivable, net of reserve and deposits. The note receivable reserve of $198 thousand offsetting the amount due from APC shareholders will remain unchanged on the Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement.

8. Deferred income taxes (asset) including any net operating losses acquired by Schwarzkopf are excluded for the purposes of the Target Net Asset Statement, Estimated Closing Net Asset Statement and Closing Net Asset Statement.

9. Property, plant and equipment include land, building, leasehold improvements, tools & dies, capitalized equipment leases and machinery and equipment used to produce products. All property, plant and equipment are stated at cost, less accumulated depreciation. For purposes of the Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement, no depreciation and amortization expense shall be recorded between the Target Balance Sheet date and the Closing Balance Sheet date.

10. Intangible Assets consists of patents, ALSIC technology and Silvar technology. Intangible assets are amortized over a period up to 17 years. For purposes of the Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement, no depreciation and amortization expense shall be recorded between the Target Balance Sheet date and the Closing Balance Sheet date.

11. Deposits consist primarily of capital equipment to be purchased, one-month rent for capital leases, energy supplier credit and other long-term deposits.

12. Reserve for write off of assets to net realizable value of $7.9 million, which represents the amount included by Seller in the 10-Q Statement filed with the Securities and Exchange Commission as of September 30, 2002 shall remain unchanged for the purposes of the Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement.

13. Accounts payable consists of third party trade payables.

14. Accrued accounts payable includes unvouchered third party payables, workers compensation, property taxes, travel expenses and dispute settlements for MER, Coining and OSHA.

15. Accounts payable, intercompany represents activity between Polese and Related Affiliates including trade purchases, rent for the England sales office and Malaysia facility, employee loans and other related party expenses. This amount is excluded for purposes of the Target Net Asset Statement, Estimated Closing Net Asset Statement and Closing Net Asset Statement. This balance will be transferred to SEMX and SPM, and shall be classified in Investment from Parent prior to closing.

16. Accrued payroll, accrued other and other liabilities represents payroll and related benefits, commissions, silvar technology royalties, deposits from tenants and sales tax payables except for any sales tax assessed as a result of the State of California Audit. This balance does not include any potential liabilities arising from the litigation entitled Zhou et al. v. Polese currently pending in California Federal Court and/or Superior Court, as well as any related litigation (referred to below as the "Zhou litigation"). All Polese related silvar technology royalty liabilities shall be included in the Target Net Asset Statement, Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement. Amounts outstanding within accounts payable, accrued accounts payable, accrued other and other liabilities which are past due or potentially in dispute including legal matters (excluding the above-mentioned Zhou litigation and State of California tax audit) and interest and penalties, and included in the Target Net Asset Statement shall be recorded in accordance with GAAP, except that balances may only be reduced in the Closing Net Asset Statement to the extent Polese is in possession of written, binding settlement documentation and/or has paid such amounts. Signed Settlement Agreements substantially in the form attached hereto as Schedule 1.5(b)(16) shall qualify as written, binding settlement documentation regardless of whether the Acquired Entity makes the payment after the Closing Date. With respect to amounts due Enron, balances may be reduced only to the extent of two-thirds (_) of any written, binding settlement realized prior to delivery of the Audited Closing Net Asset Statement.

17. There are no income taxes payable for any period prior to December 31, 2002. Accrued (prepaid) income taxes are excluded for the purposes of the Target Net Asset Statement, Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement.

18. Current portion of SEMX term loan and SEMX Term Note Payable includes the allocated PNC debt from SEMX to Polese. These liabilities are excluded for the purposes of the Target Net Asset Statement, Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement. These balances will be transferred to SEMX and classified in Investment from Parent prior to closing.

19. Current and long term portion of Long Term Lease/Mortgage, Capital Leases Payable and Mortgage Payable consists of third party debt for capital leases and the mortgages. Interest and penalties associated with late payments shall be classified in accounts payable or accrued other expenses in the Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement. For the purposes of the Estimated Closing Balance Sheet and the Audited Closing Net Asset Statement, principal balances owed will be adjusted by principal payments for each lease and/or mortgage up until the close of business on January 15, 2003.

20. Deferred income taxes (liability) are excluded for the purposes of the Target Net Asset Statement, Estimated Closing Net Asset Statement and Audited Closing Net Asset Statement.

                        Schedule 1.6(c): ESCROW AGREEMENT

(a) Norman G. Orodenker, Esq., and Joel Salon, Esq. (collectively, the "Escrow Agents") acknowledge receipt of the sum of _________ (the "Deposit") and agree to hold the Deposit in escrow and to invest and apply the Deposit in accordance with subparagraphs (b) and (c) of this paragraph.

(b) The Deposit shall be held in an account in Providence, Rhode Island under the Joint control of the Escrow Agents and shall be duly accounted for as provided in this Agreement. Notwithstanding anything to the contrary in this Agreement. The Deposit shall be paid over as and at the time the Escrow Agents receive joint written instructions from Seller and Schwarzkopf or as directed by a final order of a Court of Competent Jurisdiction from which no further appeal can be taken.

(c) The Escrow Agents shall be subject to the following terms and conditions and no others:

         (i) The Escrow Agents shall not be liable to anyone by reason of any error of judgment, or for any act done or step taken or omitted by the Escrow Agents in good faith, or for any mistake of fact or law, or for anything which the Escrow Agents may do or refrain from doing in connection herewith, unless caused by or arising out of the Escrow Agents' actual and intentional misconduct;

         (ii) The Escrow Agents shall be entitled to rely, and shall be protected in acting in reliance, upon any writing furnished to the Escrow Agents by either Seller or Schwarzkopf and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to the Escrow Agents in connection with their role as Escrow Agents. The Escrow Agents may rely on any affidavit of either Seller or Schwarzkopf or any other person as to the existence of any facts stated therein to be known by the affiant;

         (iii) Schwarzkopf and Seller each agree to indemnify and hold harmless the Escrow Agents against any and all losses, liabilities, costs (including legal fees) and other expenses in any way incurred by the Escrow Agents in connection with or as a result of any disagreement between Seller and Schwarzkopf under this Agreement or otherwise incurred by the Escrow Agents in any way on account of their role as escrow agents, except that neither Schwarzkopf or Buyer shall have any obligation to pay the Escrow Agents any fee for escrow services hereunder;

         (iv) The Escrow Agents may resign at any time upon five (5) business days' written notice to Seller and Schwarzkopf. Concurrently with such resignation, the Escrow Agents shall cause the Deposit to be transferred to a successor escrow agent designated in writing by Seller and Schwarzkopf, and failing such designation, may transfer the Deposit to a bank account in the joint names of Seller and Schwarzkopf; and

         (v) The Escrow Agents shall not be disqualified from representing Schwarzkopf or the Seller, as the case may be, in any dispute arising in connection with this Agreement.

         (vi) This Agreement may be executed by signatures transmitted by facsimile and in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.



                                        SCHWARZKOPF TECHNOLOGIES CORPORATION



                                        By:
                                        Name: Bernhard Schretter
                                        Title: Director




                                        SEMX CORPORATION (Seller)



                                        By:
                                        Name: Gilbert Raker
                                        Title: C.E.O.


                                        ------------------------------
                                        NORMAN ORODENKER


                                        -----------------------------
                                        JOEL SALON